=============================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)        May 29, 1998


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)


          =============================================================

Item 2.  Acquisition or Disposition of Assets.

         On May 29, 1998, HUBCO completed its previously announced acquisition of MSB Bancorp, Inc. ("MSB") and MSB's wholly owned banking subsidiary, MSB Bank by merging MSB with and into HUBCO and MSB Bank with and into Bank of the Hudson, HUBCO's New York banking subsidiary, pursuant to the Agreement and Plan of Merger dated as of December 15, 1997 among HUBCO, MSB, and MSB Bank. In the merger, each share of MSB common stock was converted into 1.0209 shares of HUBCO Common Stock. As of March 31, 1998, MSB had total assets of $753.7 million, total deposits of $661 million and stockholders' equity of approximately $74.3 million.

Item 7.  (a) Financial Statements.

                       MSB BANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                          (In thousands except shares
                             and per share amounts)

                                                                              MARCH 31,             DECEMBER 31,
                                                                                1998                    1997
                                                                        --------------------    --------------------
ASSETS
  Cash and due from banks..........................................          $     14,549            $   16,834
  Federal funds sold...............................................                56,655                21,065
  Securities available for sale....................................               132,581                54,082
  Mortgage-backed securities available for sale....................                97,909               225,680
  Loans, net.......................................................               396,532               391,429
  Premises and equipment, net......................................                13,772                14,062
  Accrued interest receivable......................................                 4,234                 5,049
  Real estate owned................................................                 2,221                 2,443
  Goodwill.........................................................                28,250                29,173
  Other assets.....................................................                 6,964                 5,550
                                                                               ----------            ----------
        Total assets...............................................          $    753,667            $  765,367
                                                                              ===========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Deposits......................................................          $    661,046            $  673,432
     Mortgagors' escrow deposits...................................                 1,975                 2,247
     Accrued expenses and other liabilities........................                16,149                14,730
     ESOP obligations..............................................                   182                   182
                                                                             ------------            ----------
     Total liabilities.............................................               679,352               690,591
                                                                             ------------            ----------
  Stockholders' Equity
   Preferred stock ($.01 par value; 1,000,000 Shares authorized;
      600,000 shares issued at March 31,
      1998 and December 31, 1997)..................................                     6                     6
    Common stock ($.01 par value; 5,000,000
      shares authorized; 3,045,000 shares issued
      at March 31, 1998 and December 31, 1997).....................                    30                    30
      Additional paid-in capital...................................                48,069                48,069
      Retained earnings............................................                31,414                31,458
      Treasury stock, at cost (200,847 shares at March 31, 1998
      and December 31, 1997).......................................                (3,941)               (3,941)
      Unallocated ESOP stock.......................................                  (182)                 (182)
      Unallocated BRP stock........................................                   (42)                  (42)
  Accumulated Other Comprehensive Income
      Net unrealized loss on securities available for sale.........                (1,039)                 (622)
                                                                             ------------            ----------
           Total stockholders' equity..............................                74,315                74,776
                                                                             ------------            ----------
           Total liabilities and stockholders' equity..............         $     753,667          $    765,367
                                                                             ============           ===========


See accompanying notes to the unaudited consolidated financial statements.

                       MSB BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (In thousands except per share amounts)

                                                                           FOR THE QUARTER ENDED MARCH 31,
                                                                           -------------------------------
                                                                            1998                    1997
                                                                       --------------          --------------
INTEREST INCOME
  Mortgage loans..................................................     $       7,335           $       6,506
  Other loans.....................................................               733                     563
  Mortgage-backed securities......................................             1,889                   5,269
  Securities......................................................             1,185                     838
  Federal funds sold..............................................             1,096                     350
                                                                       -------------           -------------
        Total interest income.....................................            12,238                  13,526

INTEREST EXPENSE
  Interest on deposits............................................             6,210                   7,437
  Interest on borrowings..........................................                 6                       9
                                                                       -------------           -------------
        Total interest expense....................................             6,216                   7,446
                                                                       -------------           -------------
  Net interest income.............................................             6,022                   6,080
  Provision for loan losses.......................................             1,324                     300
                                                                       -------------           -------------
  Net interest income after provision for loan losses.............             4,698                   5,780

NON-INTEREST INCOME
  Service fees....................................................             1,143                     895
  Net realized gains on securities................................                63                      15
  Realized gains on mortgage loans held for sale..................                69                      32
  Other non-interest income.......................................                 8                      15
                                                                       -------------           -------------
                                                                               1,283                     957
NON-INTEREST EXPENSE
  Salaries and employee benefits..................................             1,927                   2,140
  Occupancy and equipment.........................................               771                     818
  Federal deposit insurance premiums..............................                68                      82
  Goodwill amortization...........................................               922                     921
  Other non-interest expense......................................             1,184                   1,217
                                                                       -------------           -------------
                                                                               4,872                   5,178
                                                                       -------------           -------------
  Income before income taxes......................................             1,109                   1,559
  Income tax expense..............................................               439                     602
                                                                       -------------           -------------
  Net income......................................................     $         670           $         957
                                                                       =============           =============
  Basic earnings per share .......................................     $        0.14           $        0.24
                                                                       =============           =============
  Diluted earnings per share......................................     $        0.13           $        0.24
                                                                       =============           =============


See accompanying notes to the unaudited consolidated financial statements.

                       MSB BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (In thousands)

                                                                                   FOR THE QUARTER ENDED MARCH 31,
                                                                                   -------------------------------
                                                                                      1998                 1997
                                                                                ----------------      ---------------
 OPERATING ACTIVITIES
   Net Income..........................................................           $      670            $      957
   Adjustments to reconcile net income to net
    cash provided by operating activities:
   Realized gains on securities........................................                  (63)                  (15)
   Realized gain on sale of mortgage loans.............................                  (69)                  (32)
   Amortization of premiums/discounts on securities....................                  425                   266
   Proceeds from the sale of student loans.............................                  257                   302
   Origination of mortgage loans held for sale.........................               (8,817)               (3,643)
   Proceeds from the sale of mortgage loans............................                7,010                 3,740
   Amortization of net deferred loan origination fees..................                  (23)                  (43)
   Depreciation and amortization.......................................                  308                   325
   Provision for loan losses...........................................                1,324                   300
   Write-downs on real estate..........................................                   31                    21
   Goodwill amortization...............................................                  923                   921
   Decrease in accrued interest receivable.............................                  815                   837
   Increase in prepaid expenses and other assets.......................                 (830)               (1,620)
   Increase (decrease) in accrued expenses and other liabilities.......                  446                (2,634)
   Net change in Federal and State income tax payables and receivables.                1,632                   458
   Deferred income taxes...............................................               (1,372)                  (60)
   Other...............................................................                  105                   280
                                                                                  ----------            ----------
     Net cash provided by (used in) operating activities...............           $    2,772            $      360
                                                                                  ----------            ----------

 INVESTING ACTIVITIES
   Net increase in loans...............................................           $   (5,404)           $   (5,784)
   Purchases of securities available for sale..........................              (85,273)               (3,638)
   Proceeds from the sale of securities available for sale.............                6,232                    --
   Purchases of mortgage-backed securities available for sale..........                   --               (19,346)
   Proceeds from the sale of mortgage-backed securities
    available for sale.................................................              120,318                33,243
   Repayments of mortgage-backed securities available for sale.........                7,062                 4,446
   Proceeds from the sale of real estate owned, net....................                  575                   425
   Purchases of property and equipment.................................                  (19)                   (2)
                                                                                  ----------            ----------
     Net cash provided by (used in) investing activities...............           $   43,491            $    9,344
                                                                                  ----------            ----------


See accompanying notes to the unaudited consolidated financial statements.

                       MSB BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (In thousands)

                                                                                  FOR THE QUARTER ENDED MARCH 31,
                                                                                  -------------------------------
                                                                                      1998                 1997
                                                                                ----------------      -------------
FINANCING ACTIVITIES
  Net change in deposits................................................          $  (12,386)           $  (6,615)
  Net decrease in mortgagors' escrow deposits...........................                (272)                (341)
  Proceeds from borrowings..............................................                 419                   --
  Repayment of ESOP loan................................................                  --                  (76)
  Payment of  dividends on common and preferred stock...................                (719)                (708)
  Proceeds from the exercise of stock options...........................                  --                   32
                                                                                  ----------            ---------
        Net cash provided by (used in) financing activities.............             (12,958)              (7,708)
                                                                                  ----------            ---------

  Increase (decrease) in cash and cash equivalents......................          $   33,305            $   1,996
  Cash and cash equivalents at beginning of period......................              37,899               48,965
                                                                                  ----------            ---------
  Cash and cash equivalents at end of period............................          $   71,204            $  50,961
                                                                                  ==========            =========

SUPPLEMENTAL INFORMATION
  Interest paid on savings deposits.....................................          $    6,210            $   7,425
  Income taxes paid (received)..........................................                 247                  136

  Non-cash transactions:
   Transfer of balances from loans receivable to real
     estate owned.......................................................          $      596            $     644
                                                                                  ==========            =========


See accompanying notes to the unaudited consolidated financial statements.

                       MSB BANCORP, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.       Basis of Presentation

         On December 16, 1997, MSB Bancorp, Inc. (the "Company") announced the signing of a Merger Agreement by and among HUBCO, Inc. ("HUBCO"), the Company, and MSB Bank (the "Bank"). The Merger Agreement provides for the Company to be merged with HUBCO (the "Merger"),with HUBCO as the surviving corporation. HUBCO, a bank holding company incorporated in New Jersey, is the parent corporation of Hudson United Bank, a New Jersey-based bank (HUB), Lafayette American Bank, a Connecticut-based bank, and Bank of the Hudson, a New York-based bank ("BTH"). HUBCO anticipates that BTH will serve as HUBCO's New York bank subsidiary and that MSB Bank will be merged into BTH following the Merger. The Merger is expected to close in the second quarter.

         The  Bank  provides   banking  services  to  individual  and  corporate
customers, with its business activities concentrated in the New York counties of Orange, Putnam and Sullivan, and the surrounding areas.

         The consolidated financial statements included herein have been prepared by the Company without audit. In the opinion of management, the quarterly unaudited financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the consolidated financial position and results of operations for the periods presented. Certain information and footnote disclosures normally included in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes that the disclosures are adequate to make the information presented not misleading, however, the results for the periods presented are not necessarily indicative of results to be expected for the entire year.

         The unaudited quarterly financial statements presented herein should be read in conjunction with the annual audited consolidated financial statements of the Company for the fiscal year ended December 31, 1997.

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, MSB Bank and MSB Travel, and the Bank's wholly owned subsidiary, MSB Financial Services, Inc. Significant inter-company transactions and amounts have been eliminated. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowances for losses and real estate investments.

2.       Earnings Per Share

         For purposes of calculating basic earnings per share, the number of weighted average shares were 2,840,473 and 2,820,451 for the first quarters of 1998 and 1997, respectively. Diluted weighted average shares included common stock equivalents of 40,975 and 34,121 for those same respective periods.

3.       Allowance for Loan Losses

         The allowance for loan losses is increased by provision charged to operations and decreased by charge-offs (net of recoveries). Loans are charged off when, in the opinion of management, the recorded investment in the loan is uncollectible. Management's periodic evaluation of the adequacy of the allowance considers factors such as the Bank's past loan experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral and current and prospective economic conditions. Management believes that the allowance for loan losses is adequate. While management estimates loan losses using the best available information, such as independent appraisals for significant collateral properties, no assurance can be made that future adjustments to the allowance will not be necessary based on changes in economic and real estate market conditions, further information obtained regarding known problem loans, identification of additional problem loans and other factors, both within and outside of management's control.

         Activity in the allowance for loan losses for the periods indicated is summarized as follows:

                                                                     QUARTER ENDED                 YEAR ENDED
                                                                       MARCH 31,                  DECEMBER 31,
                                                                       ---------                  ------------
                                                                1998              1997                1997
                                                         ----------------- ----------------- --------------------
                                                                          (DOLLARS IN THOUSANDS)
Balance at beginning of period.........................     $    2,807        $    1,960          $    1,960
Provision for loan losses..............................          1,324               300               1,565
LOANS CHARGED OFF
          Real estate..................................            456               121                 523
          Other loans..................................            216                91                 384
                                                            ----------        ----------          ----------
Total loans charged off................................            672               212                 907
                                                            ----------        ----------          ----------
RECOVERIES
          Real estate..................................             --                 6                 148
          Other loans..................................              9                20                  41
                                                            ----------        ----------          ----------
        Total recoveries...............................              9                26                 189
                                                            ----------        ----------          ----------
          Net charge-offs..............................            663               186                 718
                                                            ----------        ----------          ----------
Balance at end of period...............................     $    3,468        $    2,074          $    2,807
                                                            ==========        ==========          ==========
Ratio of net charge-offs to average
  net loans outstanding (annualized)...................           0.68%             0.23%              0.20%


4.       Comprehensive Income

         During the first quarter of 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. In accordance with the provisions of SFAS 130 for interim period reporting, the Company's total comprehensive income (loss) for the first quarters of 1998 and 1997 was $253,000 and $(1,820,000), respectively. The difference between the Company's net income and total comprehensive income for these periods relates to the change in the net unrealized loss on securities available for sale during the applicable period of time.


5.       Legal Proceedings

         Except as described below, the Company is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such routine legal proceedings in the aggregate are believed by management to be immaterial to the Company's financial condition and results of operations.

         The Company and its directors are defendants in a lawsuit, KAHN BROTHERS & CO., INC. PROFIT PLAN AND TRUST ET AL. V. MSB BANCORP, INC. ET AL., commenced by stockholders in the Delaware Court of Chancery, New Castle County, on November 22, 1995. (The Company and its directors were defendants in a lawsuit, POHLI V. MSB BANCORP, INC. ET AL., commenced by a stockholder in the Delaware Court of Chancery, New Castle County, on November 7, 1995. This action was consolidated with the KAHN litigation, and the KAHN amended complaint is now the operative pleading.) The plaintiffs, who own approximately 4.6% of the outstanding shares of the Common Stock and purport to represent a class consisting of all stockholders except the stockholder defendants, allege that the defendant directors breached their duty of care by failing to become fully informed about the expression of interest of HUBCO, Inc. ("HUBCO"); breached their duty of disclosure to stockholders by not notifying the public or the Company's stockholders of HUBCO's expression of interest; and breached their duty of good faith and fair representation by, among other things, not investigating whether the Acquisition constituted a reasonable alternative for building stockholder value. The plaintiffs further allege that the Company's offering of Common Stock in connection with the Acquisition (the "Common Stock Offering")) was not intended to enhance stockholder value, but rather was for the purpose of diluting the ownership and voting strength of existing stockholders and further entrenching existing management and the Board. The plaintiffs sought to enjoin the Common Stock Offering and are also seeking damages equal to the difference between the market price of the Common Stock on September 7, 1995, and $35 (approximately $14,989,000 in the aggregate) or, in the alternative, the difference between the market price of the Common Stock on October 26, 1995, and $25 (approximately $7,394,000 in the aggregate), including interest and attorneys' and other professional fees. In connection with this action, plaintiffs filed a motion seeking expedited discovery and scheduling. On December 6, 1995, in response to the plaintiffs' motion for expedited proceedings, which was treated by the Court as an application for a temporary restraining order with respect to the Common Stock Offering, the Court denied the plaintiffs' application for such order. On December 12, 1995, the court denied the plaintiffs' motion for re-argument. On December 18, 1995, the Company filed an answer denying all of the substantive allegations in the complaint and seeking, among other things, an order dismissing the complaint with prejudice. Plaintiffs amended their complaint to include allegations relating to an unsolicited merger proposal received by the Company from the First Empire State Corporation ("First Empire") on December 28, 1995. Specifically, the amended complaint alleges, among other things, that the Company's Board of Directors, in breach of its duties of care, loyalty and disclosure, relied on the advice of Bear, Stearns & Co., Inc. ("Bear Stearns"), the Company's financial advisor and underwriter for the Offering, knowing that Bear Stearns could not render independent financial advice regarding the First Empire proposal. The plaintiffs are seeking alternative damages based on these allegations in an amount equal to the difference between the market price of the Common Stock on December 28, 1995 and $26 (approximately $11,560,000 in the aggregate). The Company filed its amended answer on February 1, 1996 denying all of the substantive allegations in the amended complaint and seeking, among other things, an order dismissing the amended complaint with prejudice. The parties have engaged in substantial written discovery, and plaintiffs have deposed all of the directors and certain representatives of Bear Stearns. The Company has deposed plaintiffs' representative, Mr. Thomas Kahn. Discovery has been completed. On October 10, 1997, all the defendants served and filed with the Court a motion for summary judgment which seeks the dismissal of all the allegations in plaintiffs' amended complaint. As of January 16, 1998, defendants' motion for summary judgment was fully briefed and submitted to the Court. On May 1, 1998, the Court heard oral argument on the motion and reserved decision. The Company intends to continue to vigorously contest the allegations of wrongdoing in this action.

         While the Company believes that it has meritorious defenses in these legal actions and is vigorously defending these suits, the legal responsibility and financial impact with respect to these litigation matters cannot presently be ascertained and, accordingly, there is risk that the final resolution of these matters could result in the payment of monetary damages which would be material in relation to the consolidated financial condition or results of operations of the Company. The Company does not believe that the likelihood of such a result is probable and has not established any specific litigation reserves with respect to such matters.

         The following table sets forth information relating to the Company's consolidated average balance sheet and interest income for the quarters ended March 31, 1998 and 1997 and reflects the average yield (not on a tax equivalent basis) on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods shown. Average balances are derived from average daily balances. The average balances of securities available for sale and trading securities are calculated based on amortized cost. The yields and costs include fees, which are considered adjustments to yields.


                                                                   FOR THE QUARTER ENDED MARCH 31,
                                                                   -------------------------------
                                                                                 1998
                                                  -----------------------------------------------------------------
                                                                                                       AVERAGE
                                                        AVERAGE                                        YIELD/
                                                         BALANCE               INTEREST                 COST
                                                         -------               --------                 ----
                                                                        (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
    Mortgage loans, net(1)....................       $  364,279               $   7,335                  8.17%
    Other loans(1)............................           30,829                     733                  9.64
    Mortgage-backed securities................          129,057                   1,889                  5.94
    Other securities..........................           81,927                   1,185                  5.89
    Federal funds, overnight..................           82,300                   1,096                  5.39
                                                     ----------               ---------              --------
    Total interest-earning assets.............          688,392                  12,238                  7.21
  Non-interest earning assets.................           67,377
                                                     ----------
    Total assets..............................       $  755,769
                                                     ==========
LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
    Deposits:
      Savings accounts........................       $  200,658                   1,459                  2.95%
      Super NOW accounts......................           39,595                     151                  1.55
      Money market accounts...................           52,002                     486                  3.79
      Time deposits...........................          322,832                   4,114                  5.17
    Borrowings................................              385                       2                  2.11
    ESOP obligation...........................              182                       4                  8.91
                                                     ----------               ---------              --------
    Total interest-bearing
      liabilities.............................          615,654                   6,216                  4.10
  Other liabilities...........................           63,840
                                                     ----------
       Total liabilities......................          679,494
  Retained earnings...........................           76,275
                                                     ----------
       Total liabilities and
         retained earnings....................       $  755,769
                                                     ==========
  Net interest income/
   interest rate spread(2)....................                                $   6,022                  3.11%
                                                                              =========              ========
  Net earning assets/net
   interest margin(3).........................       $   72,738                                          3.55%
                                                     ==========                                      ========
  Ratio of interest-earning assets
   to interest-bearing liabilities............                                                           1.12x

- -----------------------

(1) In computing the average balance of loans, non-accrual loans have been included.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

                                                                   FOR THE QUARTER ENDED MARCH 31,
                                                  ------------------------------------------------------------------
                                                                                 1997
                                                  ------------------------------------------------------------------
                                                                                                     AVERAGE
                                                         AVERAGE                                     YIELD/
                                                         BALANCE              INTEREST                COST
                                                         -------              --------                ----
                                                                      (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
    Mortgage loans, net(1)....................       $  318,097               $  6,506                 8.29%
    Other loans(1)............................           23,239                    563                 9.83
    Mortgage-backed securities................          322,626                  5,269                 6.62
    Other securities..........................           54,224                    838                 6.26
    Federal funds, overnight..................           27,216                    350                 5.22
                                                     ----------               --------             --------
    Total interest-earning assets.............          745,402                 13,526                 7.36
  Non-interest earning assets.................           65,089
                                                     ----------
    Total assets..............................       $  810,491
                                                     ==========
LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
    Deposits:
      Savings accounts........................       $  195,697                  1,570                 3.25%
      Super NOW accounts......................           39,148                    185                 1.92
      Money market accounts...................           51,158                    525                 4.16
      Time deposits...........................          396,456                  5,157                 5.28
    Borrowings................................               --                     --                --
    ESOP obligation...........................              431                      9                 8.47
                                                     ----------               --------             --------
    Total interest-bearing
      liabilities.............................          682,890                  7,446                 4.42
  Other liabilities...........................           56,097
                                                     ----------
       Total liabilities......................          738,987
  Retained earnings...........................           71,504
                                                     ----------
       Total liabilities and
         retained earnings....................       $  810,491
                                                     ==========
  Net interest income/
   interest rate spread(2)....................                                $  6,080                 2.94%
                                                                              ========             ========
  Net earning assets/net
   interest margin(3).........................       $   62,512                                        3.31%
                                                     ==========                                    ========
  Ratio of interest-earning assets
   to interest-bearing liabilities............                                                         1.09x

- -----------------------

(1) In computing the average balance of loans, non-accrual loans have been included.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

         The following table sets forth the capital position of the Bank as calculated at March 31, 1998.

                                                  TANGIBLE                CORE                RISK-BASED
                                                  --------                ----                ----------
                                             AMOUNT     PERCENT     AMOUNT    PERCENT     AMOUNT       PERCENT
                                             ------     -------     ------    -------     ------       -------
                                                                  (DOLLARS IN THOUSANDS)
Capital as calculated under GAAP.......     $73,151       10.08%   $73,151      10.08%     $73,151      18.65%
Deduct goodwill........................      28,250        3.89     28,250       3.89       28,250       7.20
Add qualifying general loan loss
allowance, as limited by regulation....          --          --         --         --        3,468       0.88
Add unrealized loss on securities
available for sale, net of taxes.......       1,012        0.14      1,012       0.14        1,012       0.26

Deduct equity investments..............          --          --         --         --           13         --
                                                                                                 2
Deduct servicing rights................         202        0.03        202       0.03          202       0.05
                                                ---        ----    -------     ------     --------      -----
Capital, as calculated.................      45,711        6.30     45,711       6.30       49,166      12.53
Capital, as required...................      10,883        1.50     29,022       4.00       31,383       8.00
                                            -------    --------    -------     ------     --------      -----
Excess.................................     $34,828        4.80%   $16,689       2.30%     $17,783       4.53%
                                            =======    ========    =======     ======      =======      =====

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
MSB Bancorp, Inc.:

We have audited the accompanying consolidated balance sheets of MSB Bancorp, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MSB Bancorp, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.





                                             KPMG Peat Marwick LLP


Short Hills, New Jersey
January 27, 1998

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
MSB Bancorp, Inc.

     We have audited the consolidated financial statements of MSB Bancorp, Inc. and subsidiary as listed in the accompanying index as of December 31, 1995 and for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MSB Bancorp, Inc. and subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" effective January 1, 1995.




                                        NUGENT & HAEUSSLER, P.C.



January 30, 1996
Newburgh, New York

                       MSB Bancorp, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                                                                    December 31       December 31
                                                                                        1997             1996
                                                                                    -----------       -----------
                                                                                 (In thousands, except shares and
                                                                                         per share amounts)
Assets
    Cash and due from banks..................................................       $    16,834       $    16,375
    Federal funds sold.......................................................            21,065            32,590
    Securities available for sale (note 3)...................................            54,082            50,685
    Mortgage-backed securities available for sale (note 4)...................           225,680           323,428
    Loans, net (notes 5, 6 and 14)...........................................           391,429           338,491
    Premises and equipment, net (note 7).....................................            14,062            14,869
    Accrued interest receivable..............................................             5,049             5,552
    Real estate owned (note 8)...............................................             2,443               915
    Goodwill.................................................................            29,173            32,835
    Other assets (note 11)...................................................             5,550             5,176
                                                                                    -----------       -----------
       Total assets..........................................................       $   765,367       $   820,916
                                                                                    ===========       ===========

Liabilities and Stockholders' Equity
    Liabilities
       Deposits (note 9).....................................................       $   673,432       $   736,161
       Mortgagors' escrow deposits...........................................             2,247             1,849
       Accrued expenses and other liabilities................................            14,730            11,684
       ESOP obligation (note 13).............................................               182               432
                                                                                    -----------       -----------
           Total liabilities.................................................           690,591       $   750,126
                                                                                    -----------       -----------

    Commitments and contingencies (note 14)

    Stockholders' equity (notes 11, 12 and 13)
       Preferred stock ($.01 par value;  1,000,000  shares  authorized;
            600,000 shares issued at December 31, 1997 and 1996) ............                 6                 6
       Common  stock ($.01 par value;  5,000,000  shares  authorized;
            3,045,000 shares issued at December 31, 1997 and 1996) ..........                30                30
       Additional paid-in capital............................................            48,069            48,163
       Retained earnings.....................................................            31,458            32,009
       Treasury  stock,  at cost (200,847  shares and 211,064 shares at
            December 31, 1997 and 1996, respectively)........................            (3,941)           (4,137)
       Unallocated ESOP stock................................................              (182)             (432)
       Unallocated BRP stock.................................................               (42)             (172)
       Net unrealized loss on securities available for sale..................              (622)           (4,677)
                                                                                    ------------      -----------
           Total stockholders' equity........................................       $    74,776       $    70,790
                                                                                    -----------       -----------
           Total liabilities and stockholders' equity........................       $   765,367       $   820,916
                                                                                    ===========       ===========


        See accompanying notes to the consolidated financial statements.

                       MSB Bancorp, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENTS OF INCOME


                                                                                                    For the Year Ended
                                                                                                        December 31
                                                                                         ------------------------------------------
                                                                                           1997             1996             1995
                                                                                         --------         --------         --------
                                                                                             (In thousands except shares
                                                                                                 and per share amounts)
Interest Income
    Mortgage loans .............................................................         $ 26,908         $ 22,552         $ 18,526
    Other loans ................................................................            2,714            2,084            1,305
    Mortgage-backed securities .................................................           18,165           24,293            3,253
    Securities .................................................................            3,509            4,144            5,339
    Federal funds sold .........................................................            1,868            1,277              728
                                                                                         --------         --------         --------
    Total interest income ......................................................           53,164           54,350           29,151

Interest Expense
    Interest on deposits (note 9) ..............................................           28,653           30,710           13,742
    Interest on borrowings (note 10) ...........................................                4               31            1,358
    Interest on ESOP obligation ................................................               23               52               83
                                                                                         --------         --------         --------
    Total interest expense .....................................................           28,680           30,793           15,183
                                                                                         --------         --------         --------
Net interest income before provision for loan losses ...........................           24,484           23,557           13,968
Provision for loan losses (note 6) .............................................            1,565            1,400              483
                                                                                         --------         --------         --------
Net interest income after provision for loan losses ............................           22,919           22,157           13,485
                                                                                         --------         --------         --------

Non-Interest Income
    Service fees ...............................................................            4,278            3,768            2,248
    Net realized gains (losses) on securities (notes 2, 3 and 4) ...............              220                4             (142)
    Net realized gains on loan sales ...........................................              158              151               44
    Other non-interest income ..................................................               82              104               18
                                                                                         --------         --------         --------
                                                                                            4,738            4,027            2,168
                                                                                         --------         --------         --------
Non-Interest Expense
    Salaries and employee benefits (note 13) ...................................            8,419            8,304            5,771
    Occupancy and equipment (note 7) ...........................................            3,188            3,145            2,415
    Federal deposit insurance premiums .........................................              275              741              456
    Goodwill amortization ......................................................            3,662            3,517              137
    Other non-interest expense .................................................            5,180            4,737            2,891
    Termination of Retirement Plan for Directors (note 13) .....................            2,800               --               --
    Merger-related expenses ....................................................              330               --               --
    SAIF recapitalization assessment (note 18) .................................               --            2,925               --
                                                                                         --------         --------         --------
                                                                                           23,854           23,369           11,670
                                                                                         --------         --------         --------
Income before income taxes .....................................................            3,803            2,815            3,983
Income tax expense (note 11) ...................................................            1,522            1,104            1,622
                                                                                         --------         --------         --------
Net Income .....................................................................         $  2,281         $  1,711         $  2,361
                                                                                         ========         ========         ========
Basic earnings per share .......................................................         $   0.40         $   0.22         $   1.46
                                                                                         ========         ========         ========
Diluted earnings per share .....................................................         $   0.40         $   0.22         $   1.42
                                                                                         ========         ========         ========



        See accompanying notes to the consolidated financial statements.

                       MSB Bancorp, Inc. and Subsidiaries

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                        Shares Outstanding
                                    ------------------------                 Paid-In       Retained
                                      Common      Preferred    Par Value     Capital       Earnings
                                    ----------    ----------   ----------   ----------    ----------
                                            (In thousands, except shares and per share amounts)
Balance at December 31, 1994.....    1,696,983            --   $       18   $   16,385     $  31,665
                                    ----------    ----------   ----------   ----------    ----------
Net income ......................           --            --           --           --         2,361
Exercise of stock options .......       21,204            --           --         (187)           --
Purchase of treasury stock ......      (90,251)           --           --           --           --
Allocation of ESOP stock ........           --            --           --           --            --
Amortization of BRP awards ......           --            --           --           --            --
Dividends declared ..............           --            --           --           --          (979)
Tax benefits related to stock ...           --            --           --           --            63
   compensation plans
Change in net unrealized loss on
   securities available for sale,
   net of tax effect                        --            --           --           --            --
                                    ----------    ----------   ----------   ----------    ----------
Balance at December 31, 1995 ....    1,627,936            --           18       16,198        33,110
                                    ----------    ----------   ----------   ----------    ----------
Net income ......................           --            --           --           --         1,711
Sale of Common Stock ............    1,205,000            --           12       19,553            --
Sale of Preferred Stock .........           --            --            6       12,442            --
Exercise of stock options .......        1,000            --           --          (30)           --
Purchase of treasury stock ......           --            --           --           --            --
Allocation of ESOP stock ........           --            --           --           --            --
Amortization of BRP awards ......           --            --           --           --            --
Dividends declared ..............           --            --           --           --        (2,852)
Tax benefits related to stock
   compensation plans ...........           --            --           --           --            40
Change in net unrealized loss on
   securities available for sale,
   net of tax effect ............           --            --           --           --            --
                                    ----------    ----------   ----------   ----------    ----------
Balance at December 31, 1996 ....    2,833,936       600,000           36       48,163        32,009
                                    ----------    ----------   ----------   ----------    ----------
Net income ......................           --            --           --           --         2,281
Exercise of stock options .......       10,217            --           --          (94)           --
Allocation of ESOP stock ........           --            --           --           --            --
Amortization of BRP awards ......           --            --           --           --            --
Dividends declared ..............           --            --           --           --        (2,839)
Tax benefits related to stock
   compensation plans ...........           --            --           --           --             7
Change in net unrealized loss on
   securities available for sale,
   net of tax effect ............           --            --           --           --            --
                                    ----------    ----------   ----------   ----------    ----------
Balance at December 31, 1997 ....    2,844,153       600,000           36       48,069        31,458
                                    ==========    ==========   ==========   ==========    ==========


                                                  Common         Common          Net
                                                   Stock          Stock      Unrealized
                                    Treasury      Acquired       Acquired      Loss on
                                      Stock        By ESOP        By BRP      Securities      Total
                                    ----------    ----------    ----------    ----------    ----------
                                            (In thousands, except shares and per share amounts)
Balance at December 31, 1994.....   $   (2,518)      $(1,051)     $   (432)     $ (4,443)     $ 39,624
                                    ----------    ----------    ----------    ----------    ----------
Net income ......................           --            --            --            --         2,361
Exercise of stock options .......   $      399            --            --            --           212
Purchase of treasury stock ......       (2,038)           --            --            --        (2,038)
Allocation of ESOP stock ........           --           309            --            --           309
Amortization of BRP awards ......           --            --           129            --           129
Dividends declared ..............           --            --            --            --          (979)
Tax benefits related to stock ...           --            --            --            --            63
   compensation plans
Change in net unrealized loss on
   securities available for sale,
   net of tax effect                        --            --            --         4,315         4,315
                                    ----------    ----------    ----------    ----------    ----------
Balance at December 31, 1995 ....       (4,157)         (742)         (303)         (128)   $   43,996
                                    ----------    ----------    ----------    ----------    ----------
Net income ......................           --            --            --            --         1,711
Sale of Common Stock ............           --            --            --            --        19,565
Sale of Preferred Stock .........           --            --            --            --        12,448
Exercise of stock options .......           20            --            --            --           (10)
Purchase of treasury stock ......           --            --            --            --            --
Allocation of ESOP stock ........           --           310            --            --           310
Amortization of BRP awards ......           --            --           131            --           131
Dividends declared ..............           --            --            --            --        (2,852)
Tax benefits related to stock
   compensation plans ...........           --            --            --            --            40
Change in net unrealized loss on
   securities available for sale,
   net of tax effect ............           --            --            --        (4,549)       (4,549)
                                    ----------    ----------    ----------    ----------    ----------
Balance at December 31, 1996 ....       (4,137)         (432)         (172)       (4,677)   $   70,790
                                    ----------    ----------    ----------    ----------    ----------
Net income ......................           --            --            --            --         2,281
Exercise of stock options .......          196            --            --            --           102
Allocation of ESOP stock ........           --           250            --            --           250
Amortization of BRP awards ......           --            --           130            --           130
Dividends declared ..............           --            --            --            --        (2,839)
Tax benefits related to stock
   compensation plans ...........           --            --            --            --             7
Change in net unrealized loss on
   securities available for sale,
   net of tax effect ............           --            --            --         4,055         4,055
                                    ----------    ----------    ----------    ----------    ----------
Balance at December 31, 1997 ....       (3,941)         (182)          (42)         (622)   $   74,776
                                    ==========    ==========    ==========    ==========    ==========

        See accompanying notes to the consolidated financial statements.

                       MSB Bancorp, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                   For the Year Ended
                                                                                                       December 31
                                                                                      ---------------------------------------------
                                                                                        1997              1996              1995
                                                                                      ---------         ---------         ---------
                                                                                                     (In thousands)
Operating Activities

  Net income .................................................................        $   2,281         $   1,711         $   2,361
  Adjustments  to  reconcile  net  income  to net cash
    provided  by operating activities:
  Net realized losses (gains) on securities ..................................             (220)               (4)              142
  Net gain on sale of loans ..................................................             (158)             (151)              (44)
  Origination of mortgage loans held for sale ................................          (14,130)          (10,584)           (6,944)
  Proceeds from the sales of mortgage loans ..................................           13,880            11,166             6,029
  Proceeds from the sale of student loans ....................................            1,646             1,544             1,619
  Amortization of net deferred loan origination fees .........................             (130)             (170)             (299)
  Amortization of premiums (discounts) on securities .........................            1,177             1,091                68
  Depreciation and amortization ..............................................            1,263             1,256               942
  Provision for loan losses ..................................................            1,565             1,400               483
  Write-downs of real estate owned ...........................................              188               237               141
  Goodwill amortization ......................................................            3,662             3,517               137
  Decrease (increase) in accrued interest receivable .........................              503            (2,294)             (393)
  Decrease (increase) in prepaid expenses and other assets ...................           (1,857)            2,538             2,307
  Increase (decrease) in accrued expenses and other liabilities ..............            3,094            (6,965)            9,892
  Net change in Federal and State income taxes payable and
    receivables ..............................................................             (842)             (528)            1,023
  Deferred income taxes ......................................................             (351)             (668)              (51)
  Other ......................................................................             (302)              138               248
                                                                                      ---------         ---------         ---------
    Net cash provided by operating activities ................................        $  11,269         $   3,234         $  17,661
                                                                                      ---------         ---------         ---------

  Investing Activities

  Net increase in loans ......................................................        $ (58,026)        $ (62,273)        $ (51,248)
  Proceeds from the sale of securities held to maturity ......................               --                --             3,000
  Maturities and redemption of debt securities ...............................               49            14,143            38,650
  Purchases of securities available for sale .................................          (10,724)          (27,448)          (47,516)
  Proceeds from the sale of securities available for sale ....................            8,544            36,841            16,094
  Purchases of mortgage-backed securities available for sale .................          (53,590)         (386,330)          (29,988)
  Repayments of mortgage-backed securities available for sale ................           27,408            16,775             8,930
  Proceeds from the sale of mortgage-backed securities available
    for sale .................................................................          128,555            88,554            20,063
  Repayments of asset-backed securities ......................................               --               143               752
  Proceeds from the sale of real estate owned, net ...........................            1,171               397               803
  Cash received in acquisition of branch offices .............................               --           380,299            20,934
  Purchases of premises and equipment, net ...................................             (460)           (3,920)           (2,986)
                                                                                      ---------         ---------         ---------
    Net cash provided by (used in) investing activities ......................        $  42,927         $  57,181         $ (22,512)
                                                                                      ---------         ---------         ---------


     See accompanying notes to the consolidated financial statements.

                       MSB Bancorp, Inc. and Subsidiaries

                                                                                                   For the Year Ended
                                                                                                       December 31
                                                                                      ---------------------------------------------
                                                                                        1997              1996              1995
                                                                                      ---------         ---------         ---------
                                                                                                     (In thousands)
Financing Activities

    Proceeds from Offering ...................................................               --         $  32,013                --
    Net change in deposits ...................................................        $ (62,729)          (67,630)        $  12,217
    Net increase in mortgagors' escrow deposits ..............................              398                10               117
    Proceeds from borrowings .................................................               55            12,100            43,640
    Repayments of borrowings .................................................               --           (12,100)          (43,640)
    Repayment of ESOP loan ...................................................             (250)             (310)             (309)
    Proceeds from the exercise of stock options ..............................              102                40               212
    Purchase of treasury stock ...............................................               --                --            (2,038)
    Payment of common and preferred stock dividends ..........................           (2,838)           (2,387)             (979)
                                                                                      ---------         ---------         ---------
       Net cash provided by (used in) financing activities ...................          (65,262)          (38,264)            9,220
                                                                                      ---------         ---------         ---------
    Increase (decrease) in cash and cash equivalents .........................          (11,066)           22,151             4,369
    Cash and cash equivalents at beginning of year ...........................           48,965            26,814            22,445
                                                                                      ---------         ---------         ---------
    Cash and cash equivalents at end of year .................................        $  37,899         $  48,965         $  26,814
                                                                                      =========         =========         =========
Supplemental Information
    Interest paid on deposits ................................................        $  28,653         $  30,710         $  13,742
    Income taxes paid ........................................................            2,416             2,300               613
                                                                                      =========         =========         =========
    Non-cash transactions:
      Transfer of balances from loans  receivable to
        real estate owned ....................................................        $   2,839         $   1,044         $     955
                                                                                      =========         =========         =========

      Transfer of securities  from the  investment
        portfolio to securities available for sale ...........................        $      --         $      --         $  18,576
                                                                                      =========         =========         =========

      Transfer of mortgage-backed  securities to
        mortgage-backed securities available for sale ........................        $      --         $      --         $     504
                                                                                      =========         =========         =========



     See accompanying notes to the consolidated financial statements.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

     In September 1992, MSB Bancorp, Inc. (the "Company") completed the issuance of 1,840,000 shares of common stock in connection with the conversion of Middletown Savings Bank (the "Bank") from a mutual to a stock savings bank (the "Conversion"). Concurrently with the Conversion, the Company acquired all of the Bank's common stock.

     On January 10, 1996, the Company sold 1,100,000 shares of common stock at $18 per share and 600,000 shares of its 8.75% Cumulative Convertible Preferred Stock, Series A at $21.60 per share. On February 7, 1996, the Company sold an additional 105,000 shares of Common Stock pursuant to the underwriters' exercise of their over allotment option. The issuance and sale of the shares of Common Stock and Preferred Stock on January 10 and February 7 are hereinafter collectively referred to as the "Offering." Proceeds from the Offering amounted to $32.0 million. The purpose of the Offering was to raise a significant portion of the additional capital necessary to permit the Bank to qualify as "adequately capitalized" for regulatory capital purposes immediately following the consummation of the acquisition of certain branches of First Nationwide Bank, A Federal Savings Bank ("First Nationwide").

     In September 1995, the Bank entered into an Asset Purchase and Sale Agreement (as amended, the "First Nationwide Agreement") with First Nationwide pursuant to which the Bank acquired certain assets and the assumed certain liabilities relating to seven First Nationwide branch offices located in Carmel, Liberty, Mahopac, Monticello, Port Jervis, Warwick and Washingtonville, New York (the "First Nationwide Branches"). The closing took place on January 12, 1996 (the "Closing Date") whereupon the Bank assumed the deposits (the "First Nationwide Deposits") of the First Nationwide Branches.

     On January 12, 1996, the First Nationwide Deposits totaled $414.8 million. In addition, the Bank acquired certain assets related to the First Nationwide Branches, including facilities and fixed operating assets associated with the First Nationwide Branches at a purchase price of approximately $2.9 million, and certain savings account and overdraft loans which totaled $1.0 million at January 12, 1996, at face value. The total amount of goodwill recorded as a result of the Acquisition totaled $34.5 million.

     On October 27, 1995, the Bank converted from a New York state-chartered savings bank to a federal savings bank in order to facilitate the Acquisition as well as future expansion. In addition, the Bank changed its name to MSB Bank. As a consequence of the conversion, the Company became a savings and loan holding company subject to the regulations, examination and supervision of the Office of Thrift Supervision (the "OTS"). Prior to the conversion of the Bank to a federal savings bank, the Company was a bank holding company subject to the regulation, examination and supervision of the Federal Reserve Board ("FRB").

     On December 16, 1997, the Company announced the signing of the Merger Agreement by and among HUBCO, the Company, and the Bank. The Merger Agreement provides for the Company to be merged with HUBCO (the "Merger"), with HUBCO as the surviving corporation. HUBCO, a bank holding company incorporated in New Jersey, is the parent corporation of Hudson United Bank, a New Jersey-based bank
(HUB), and Lafayette American Bank, a Connecticut-based bank ("Lafayette"). Prior to closing the Merger, HUBCO expects to complete its pending acquisition of Poughkeepsie Financial Corp. ("PFC") and PFC's subsidiary, Bank of the Hudson ("BTH"), a New York-based bank. HUBCO anticipates that BTH will serve as HUBCO's New York bank subsidiary and that MSB Bank will be merged into BTH following the Merger.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Upon completion of the Merger, each share of common stock, par value $0.01 per share, of the Company ("MSB Common Stock"), other than Excluded Shares (as defined below), will be converted into a number of shares (the "Exchange Ratio") of common stock of HUBCO, no par value ("HUBCO Common Stock"). The Merger Agreement provides that the Exchange Ratio will be equal to $36.02 divided by the Median Pre-Closing Price (as defined below) of HUBCO Common Stock, provided that the Median Pre-Closing Price is between $34.97 and $37.13. ("Median Pre-Closing Price" will be determined by taking the price half-way between the closing prices of HUBCO Common Stock after discarding the four lowest and four highest closing prices during the ten-trading day period ending on the day the parties receive final federal bank regulatory approval for the Merger.) A "Minimum Exchange Ratio" of 0.97 will apply if the Median Pre-Closing Price is greater than $37.13, and a "Maximum Exchange Ratio" of 1.03 will apply if the Median Pre-Closing Price is less than $34.97. HUBCO will pay cash in lieu of issuing fractional shares. The Exchange Ratio is subject to adjustment specified in the Merger Agreement to prevent dilution. "Excluded Shares" are those shares of MSB Common Stock which are (i) held by MSB as treasury shares, or (ii) held by HUBCO or any of its subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted).

     HUBCO currently holds all the outstanding shares of 8.75% Cumulative Convertible Preferred Stock, Series A, $.01 par value of the Company ("Series A Preferred Stock"). All Series A Preferred Stock held by HUBCO will be canceled in the Merger. While HUBCO does not currently anticipate transferring any of the Series A Preferred Stock, if it were to transfer any Series A Preferred Stock, the transferred shares (with certain limited exceptions) would be converted in the Merger into shares of a newly created series of HUBCO preferred stock having terms substantially identical to the Series A Preferred Stock (the "New HUBCO Preferred Stock" and, together with the HUBCO Common Stock, the "HUBCO Stock").

     The Bank provides banking services to individual and corporate customers, with its business activities concentrated in Orange County, New York, and the surrounding areas.

     The following is a summary of the significant accounting policies followed by the Company in the preparation of its financial statements.

Basis of Financial Statement Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, MSB Bank and MSB Travel, and the Bank's wholly owned subsidiary, MSB Financial Services, Inc. The financial statements have been prepared in conformity with generally accepted accounting principles. Significant inter-company transactions and amounts have been eliminated. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowances for losses on loans and real estate owned. The Company's accounting policies with respect to these allowances are discussed below.

Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, and Federal funds sold.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Investment and Mortgage-Backed Securities

     Investment securities and mortgage-backed securities that management has the positive intent and ability to hold until maturity are stated at cost, adjusted for premium amortization and discount accretion, computed using the interest method.

     Securities to be held for indefinite periods of time including securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, or other similar factors are classified as available for sale and are recorded at fair value with the unrealized appreciation of depreciation, net of taxes, reported separately as a component of stockholders' equity.

Mortgage Loans Held for Sale

     Mortgage loans originated for sale in the secondary market are carried at the lower of cost (unpaid principal balances less net deferred loan fees) or estimated market value in the aggregate. Net unrealized losses, if any, are recorded through a valuation allowance which is netted against the related loans. Adjustments to the allowances are recorded in current operations. Realized gains and losses on the sale of loans are determined based on the cost of the specific loans sold.

Loans

     Loans, other than those held for sale and those considered impaired, are carried at current unpaid principal balances less the allowance for loan losses and net deferred loan fees.

     Interest on loans is accrued monthly, unless management considers collectibility to be doubtful (generally, when payments are past due three months or more). When loans are placed on non-accrual status, unpaid interest is reversed against interest income of the current period. Loans are returned to accrual status when collectibility is no longer considered doubtful (generally, when all payments have been brought current).

     Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized in interest income using the interest method. Deferred amounts are amortized for fixed rate loans over the contractual life of the loans, and for adjustable rate loans over the period of time required to adjust the contractual rate to a yield approximating a market rate at the origination date.

     The allowance for loan losses is increased by provisions charged to operations and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance considers factors such as the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral, and current and prospective economic conditions. Management believes that the allowance for loan losses is adequate. While management estimates loan losses using the best available information, such as independent appraisals for significant collateral properties, future adjustments to the allowance may be necessary based on changes in economic and real estate market conditions, further information obtained regarding known problem loans, identification of additional problem loans, and other factors. In addition, various regulatory agencies, as an integral part of their routine examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

     A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment of a loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Company recognizes an impairment by recording a valuation allowance with a corresponding charge to the provision for loan losses. The measurement of impairment is applicable to all loans that are identified for evaluation of impairment except for, among others, large groups of smaller-balance homogenous loans, such as residential mortgage loans and consumer installment loans, that are collectively evaluated for impairment and loans that are measured at fair value or the lower of cost of fair value.

     An insignificant payment delay, which is defined by the Company as up to 90 days, will not cause a loan to be classified as impaired. In addition, a loan is not considered impaired when payments are delayed, but the Company expects to collect all amounts due, including accrued interest for the period of delay. All loans identified as impaired are evaluated independently. The Company does not aggregate impaired loans for evaluation purposes. Payments received on impaired loans are applied first to accrued interest, if any, and then to principal.

Premises and Equipment

     Land is carried at cost. Buildings, leasehold improvements and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization and are depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized using the straight-line method over the term of the related lease, or the useful life of the asset, whichever is shorter.

     Maintenance, repairs and minor improvements are charged to expense as incurred, while major improvements are capitalized.

Real Estate Owned

     Real estate owned include properties acquired through legal foreclosure. These properties are initially recorded at the lower of cost or the fair value of the property less estimated selling costs. Any resulting write-downs are charged to the allowance for loan losses. Thereafter, these properties are carried at the lower of cost or estimated fair value less estimated selling costs.

Goodwill

     Goodwill, which represents the excess of cost over the fair value of net assets acquired from the acquisition of deposits, is amortized to expense over the expected life of the acquired deposit base (10 years) using the straight line method.

Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Net Income Per Share

     The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") effective December 31, 1997. SFAS 128 established standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. For purposes of calculating basic earnings per share, the number of weighted average shares were 2,837,678, 2,779,725 and 1,616,497 for 1997, 1996 and 1995,
respectively. Diluted weighted average shares included common stock equivalents of 31,846, 29,277 and 47,228 in 1997, 1996 and 1995, respectively.

Stock Based Compensation

     Prior to January 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. As such, compensation expense would be recorded on the date of the grant only if the current market price of underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of the grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro-forma net income and pro-forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro-forma disclosure provisions of SFAS 123 as applicable. The Company made no stock-based awards to employees or directors during the years ended December 31, 1997 and 1996.

(2)  INVESTMENT SECURITIES HELD TO MATURITY

     The Company had no investment securities classified as held to maturity at December 31, 1997 and 1996. No investment securities were sold during 1997 and 1996. Realized gains and losses on sales of investment securities were none and $175,000, respectively, during 1995. The proceeds from these sales totaled $3.0 million in 1995. The securities sold during 1995 had remaining terms to maturity of less than three months. Included in realized losses for fiscal 1995 is a $142,000 loss related to the permanent impairment of certain investment securities.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)  SECURITIES AVAILABLE FOR SALE

         The following is a summary of securities available for sale:

                                                                  Gross            Gross
                                               Amortized       Unrealized        Unrealized          Fair
                                                  Cost            Gains            Losses            Value
                                              ----------       ----------        ----------        ----------
December 31, 1997                                                      (In thousands)
- -----------------
Debt securities:
    United States  Government  and related
      obligations.........................  $     49,082     $         25      $        333      $     48,774
    Other investment grade bonds..........         1,101               13                --             1,114
                                              ----------       ----------        ----------        ----------
Total debt securities.....................        50,183               38               333            49,888

Equity securities:
    Mutual funds..........................         1,234               --                61             1,173
    Corporate equity......................         3,002               19                --             3,021
                                              ----------       ----------        ----------        ----------
    Total equity securities...............         4,236               19                61             4,194
                                              ----------       ----------        ----------        ----------
Total debt and equity securities..........  $     54,419     $         57      $        394      $     54,082
                                              ==========       ==========        ==========        ==========



                                                                  Gross             Gross
                                               Amortized        Unrealized        Unrealized          Fair
                                                  Cost             Gains            Losses            Value
                                              ----------       ----------        ----------        ----------
December 31, 1996                                                      (In thousands)
- -----------------
Debt securities:
    United States Government and related
      obligations.........................    $   46,113       $       --        $    1,225        $   44,888
    Other investment grade bonds..........         2,111               --                37             2,074
                                              ----------       ----------        ----------        ----------
Total debt securities.....................        48,224               --             1,262            46,962

Equity securities:
    Mutual funds..........................         1,221               --                92             1,129
    Corporate equity......................         2,586                8                --             2,594
                                              ----------       ----------        ----------        ----------
    Total equity securities...............         3,807                8                92             3,723
                                              ----------       ----------        ----------        ----------
Total debt and equity securities..........  $     52,031     $          8      $      1,354      $     50,685
                                              ==========       ==========        ==========        ==========

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The amortized cost and estimated market value of debt securities available for sale at December 31, 1997 by contractual maturity are shown below. Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                Estimated
                                                             Amortized             Fair
                                                                Cost               Value
                                                            -----------         -----------
                                                                     (In thousands)
Due in one year or less.................................    $     9,101         $     9,076
Due after one year through five years...................         15,667              15,398
Due after five years through ten years..................         25,415              25,414
                                                            -----------         -----------
                                                            $    50,183         $    49,888
                                                            ===========         ===========

     The following is a summary of realized securities gains (losses) for the periods indicated:

                                                                For the Year Ended
                                                                   December 31,
                                                      --------------------------------------
                                                      1997             1996             1995
                                                      ----             ----             ----
                                                                  (In thousands)
Debt securities
   Gross realized gains........................  $        189     $        108     $         55
   Gross realized losses.......................            --               32               45
                                                   ----------       ----------       ----------
                                                          189               76               10
                                                   ----------     ------------     ------------
Equity securities
   Gross realized gains........................            --               --                3
   Gross realized losses.......................            --               --               --
                                                 ------------       ----------       ----------
   Net realized gains..........................            --               --                3
                                                 ------------       ----------       ----------
   Net security gains..........................  $        189     $         76     $         13
                                                 ============       ==========       ==========

     Included in corporate equity securities at December 31, 1997 and 1996 is $2.8 million and $2.4 million, respectively, of Federal Home Loan Bank capital stock, which is restricted to sale only to member financial institutions.

     Proceeds from sales of debt securities totaled $8,544,000, $36,841,000 and $16,094,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(4)  MORTGAGE-BACKED SECURITIES AVAILABLE FOR SALE

     Mortgage-backed securities available for sale are summarized as follows:

                                                                          Gross             Gross
                                                       Amortized        Unrealized        Unrealized          Fair
                                                          Cost             Gains            Losses            Value
                                                      -----------      -----------       -----------       -----------
December 31, 1997                                                              (In thousands)
- -----------------
Collateralized mortgage obligations:
    Federal Home Loan Mortgage Corporation.......     $    32,509      $        17       $       179       $    32,347
    Federal National Mortgage Association........          48,491                8               288            48,211
    Other Collateralized mortgage obligations....         140,400              186               393           140,193
Mortgage pass throughs...........................           4,971               --                42             4,929
                                                      -----------      -----------       -----------       -----------
                                                      $   226,371      $       211       $       902       $   225,680
                                                      ===========      ===========       ===========        ==========
December 31, 1996
- -----------------
Collateralized mortgage obligations:
    Federal Home Loan Mortgage Corporation.......     $   106,832      $        --       $     1,255       $   105,577
    Federal National Mortgage Association........          37,045               --               811            36,234
    Other Collateralized mortgage obligations....         163,321               --             3,574           159,747
Mortgage pass throughs...........................          22,672               --               802            21,870
                                                      -----------      -----------       -----------       -----------
                                                      $   329,870      $        --       $     6,442       $   323,428
                                                      ===========      ===========       ===========       ===========

     Gross realized gains and losses on sales of mortgage-backed securities available for sale were $64,000 and $33,000, $79,000 and $151,000, and $50,000 and $30,000, respectively, during 1997, 1996 and 1995, respectively. The proceeds from these sales amounted to $128,555,000, $88,554,000 and $20,063,000.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(5)  LOANS

         Loans consist of the following:
                                                             December 31,
                                                      -------------------------
                                                         1997            1996
                                                      ---------       ---------
Real estate loans                                          (In thousands)
    Residential
      One-to-four family dwellings .............      $ 287,914       $ 256,853
      Multi-family .............................         17,565          14,362
      Held for sale ............................          1,052             644
    Commercial .................................         56,179          45,463
                                                      ---------       ---------
   Total real estate loans .....................      $ 362,710       $ 317,322

Other loans
    Secured by savings accounts ................            714             770
    Property improvement .......................             34              97
    Education ..................................          1,609           1,955
    Consumer ...................................         14,358           9,368
    Commercial .................................         11,893           8,756
    Checking overdraft lines of credit .........          1,472           1,487
    Other ......................................            734             701
                                                      ---------       ---------
      Total other loans ........................      $  30,814       $  23,134
                                                      ---------       ---------
      Total loans, gross .......................      $ 393,524       $ 340,456
Net deferred loan origination fees .............            712              (5)
Allowance for loan losses ......................         (2,807)         (1,960)
                                                      ---------       ---------
    Total loans, net ...........................      $ 391,429       $ 338,491
                                                      =========       =========

     The following table sets forth information with respect to non-performing loans which are past due 90 days or more:

                                                                           December 31,
                                                         --------------------------------------------
                                                             1997             1996            1995
                                                         ----------        ----------       ---------
                                                                          (In thousands)
Loans In non-accrual status
    One-to-four family residential mortgage loans....     $   3,005        $    3,364       $   2,343
    Multi-family mortgage loans......................           294                69              69
    Commercial mortgage loans........................            --             1,125             488
    Other loans......................................           189               217              61
                                                         ----------        ----------       ---------
      Total loans in non-accrual status..............     $   3,488        $    4,775       $   2,961
                                                          ---------        ----------       ---------
       Total non-performing loans....................     $   3,488        $    4,775       $   2,961
                                                          =========        ==========       =========

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     As of December 31, 1997, the total recorded investment in impaired loans was $6.9 million which consisted of $6.4 million of potential problem loans and $424,000 of loans in non-accrual status. In addition, impaired loans consisted of $6.5 million of mortgage loans that were measured with reference to the appraised value of the collateral property and $400,000 of loans measured based on expected cash flows. As of December 31, 1996, the total recorded investment in impaired loans was $2,399,000, which consisted of $1,227,000 of loans that are potential problem loans and $1,172,000 of loans that are in non-accrual status. In addition, impaired loans consisted of $1,999,000 of commercial mortgage loans that were measured with reference to the appraised value of the collateral property and $400,000 of commercial loans measured based on expected cash flows. The average balance of impaired loans during 1997 and 1996 amounted to $5,653,000 and $1,817,000, respectively. At December 31, 1997 and 1996, the allowance related to impaired loans as determined under SFAS No. 114 amounted to $925,000 and none, respectively. Interest income recognized on impaired loans was not significant for the years ended December 31, 1997 and 1996.

     If non-accrual loans had continued to realize interest in accordance with their contractual terms, approximately $313,000, $413,000 and $134,000 of interest income would have been realized for the years ended December 31, 1997, 1996 and 1995, respectively.

     The Bank originates loans primarily in the New York counties of Orange, Ulster, Putnam and Sullivan. The ability of borrowers to make principal and interest payments is dependent upon, among other things, the level of overall economic activity and the real estate market conditions prevailing within the Bank's lending region. If these conditions were to deteriorate, higher levels of non-performing loans and charge-offs could occur resulting in higher provisions for loan losses. Real estate loans are comprised of adjustable rate loans of $309.1 million and fixed rate loans of $53.6 million at December 31, 1997, and $276.3 million and $41.0 million, respectively, at December 31, 1996.

     Certain mortgage loans originated by the Bank are sold without recourse in the secondary market to the Federal National Mortgage Association ("FNMA"). The unpaid principal balances of such serviced loans, which are not included in the balance sheets, were approximately $43.1 million and $31.2 million at December 31, 1997 and 1996, respectively.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(6) ALLOWANCE FOR LOAN LOSSES

     Activity in the allowance for loan losses is summarized as follows:

                                                      For the Year Ended
                                                          December 31,
                                                 ------------------------------
                                                  1997        1996        1995
                                                 ------      ------      ------
                                                         (In thousands)
Balance at beginning of year ...............     $1,960      $1,659      $1,459
Provision charged to operations ............      1,565       1,400         483
Loans charged off
    Real estate ............................        523         634         234
    Other loans ............................        384         485          73
                                                 ------      ------      ------
                                                 $  907      $1,119      $  307
Recoveries
    Real estate ............................        148           1           2
    Other loans ............................         41          19          22
                                                 ------      ------      ------
                                                    189      $   20      $   24
                                                 ------      ------      ------
Net charge-offs ............................        718      $1,099      $  283
                                                 ------      ------      ------
Balance at end of year .....................     $2,807      $1,960      $1,659
                                                 ======      ======      ======
Ratio of net charge-offs to average
  net loans outstanding ....................       0.20%       0.36%       0.11%

(7)  PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                                December 31,
                                                          ----------------------
                                                            1997           1996
                                                          -------        -------
                                                               (In thousands)
Land .............................................        $ 1,801        $ 1,809
Buildings ........................................         10,985         10,898
Furniture, fixtures and equipment ................          7,725          9,880
Leasehold improvements ...........................          1,619          2,027
                                                          -------        -------
                                                           22,130         24,614
Less accumulated  depreciation and ...............          8,068          9,745
                                                          -------        -------
 amortization
Premises and equipment, net ......................        $14,062        $14,869
                                                          =======        =======

     Occupancy  and  equipment   includes   depreciation   and  amortization  of
$1,263,000,  $1,256,000 and $942,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(8)  REAL ESTATE OWNED

     Investments   in  real  estate   consisted  of  properties   owned  through
foreclosures and amounted to $2,443,000 and $915,000 at December 31, 1997 and 1996, respectively.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(9)  DEPOSITS

     The following is a summary of deposits at the dates indicated:

                                                                    December 31, 1997                     December 31, 1996
                                                               ----------------------------         -----------------------------
                                                                                Weighted                             Weighted
                                                                                 Average                              Average
                                                                Amount        Nominal Rates          Amount         Nominal Rates
                                                               --------       -------------         --------        -------------
                                                                                        (In thousands)
Club accounts ........................................         $    435            2.76%            $    422            2.86%
NOW accounts .........................................           40,190            1.88               39,242            2.00
Savings accounts .....................................          198,344            3.27              193,280            3.28
Money market accounts ................................           52,594            4.11               52,004            4.25
Time deposits ........................................          329,908            5.24              403,772            5.31
Demand deposits ......................................           51,961              --               47,441              --
                                                               --------            ----             --------            ----
Total deposits .......................................         $673,432            3.96%            $736,161            4.18%
                                                               ========            ====             ========            ====

         The maturity of time deposits is as follows:

                                                                    December 31, 1997                   December 31, 1996
                                                               ------------------------             ------------------------
                                                                 Amount            Rate              Amount             Rate
                                                               --------            ----             --------            ----
                                                                                    (Dollars in thousands)
Six months or less ...................................         $167,183            5.06%            $197,651            5.14%
More than six months to one year .....................           86,537            5.13              120,479            5.34
More than one year to three years ....................           63,002            5.85               57,258            5.46
More than three years ................................           13,186            5.32               28,384            6.11
                                                               --------            ----             --------            ----
Total time deposits ..................................         $329,908            5.24%            $403,772            5.31%
                                                               ========            ====             ========            ====



     Time deposits issued in amounts of $100,000 or more amounted to approximately $28.0 million and $33.7 million at December 31, 1997 and 1996. Interest expense on time deposits in amounts over $100,000 amounted to approximately $1,456,000, $1,837,000 and $578,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Interest expense by depositor account is summarized as follows:

                                                 Year Ended December 31,
                                           -------------------------------------
                                             1997           1996           1995
                                           -------        -------        -------
                                                     (In thousands)
Club accounts .....................        $    27        $    25        $    25
NOW accounts ......................            752            791            277
Savings accounts ..................          6,527          6,145          3,918
Money market accounts .............          2,147          1,819          1,406
Time deposits .....................         19,200         21,930          8,116
                                           -------        -------        -------
    Total deposits ................        $28,653        $30,710        $13,742
                                           =======        =======        =======

(10) BORROWINGS

     At December 31, 1997, borrowings amounted to $55,000 and consisted of repurchase agreements that were used for customer sweep accounts. The Company had no borrowings outstanding at December 31, 1996.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During 1996, the Company utilized advances from the Federal Home Loan Bank to provide liquidity. The maximum outstanding borrowings during 1996 were $12.1 million and interest expense related to these advances amounted to $31,000. During 1995, the Company had outstanding borrowings which consisted of repurchase agreements. Securities sold under repurchase agreements were delivered to the primary dealers who arranged the transaction. The securities remained registered in the Bank's name and were returned upon maturity and repayment of the borrowing. The maximum amount of outstanding repurchase agreements during 1995 was $43.6 million. The average balance of repurchase agreements during 1995 was $21.2 million. Interest expense on these repurchase agreements totaled $1.4 million in 1995.


(11) INCOME TAXES

     Total income tax expense was allocated as follows:

                                                            Year Ended December 31,
                                                    ---------------------------------------
                                                    1997              1996             1995
                                                    ----              ----             ----
                                                                (In thousands)
Income from operations......................    $  1,522          $  1,104          $  1,622
Stockholders' equity:
  Net unrealized (depreciation) appreciation
    on securities available for sale........       2,700            (3,027)            2,869
                                                --------          ---------         --------
                                                $  4,222          $ (1,923)         $  4,491
                                                ========           ========         ========

     The components of income tax expense are as follows:

                                                            Year Ended December 31,
                                                    ---------------------------------------
                                                    1997              1996             1995
                                                    ----              ----             ----
                                                                (In thousands)
Current
   Federal..................................  $    1,362        $    1,268        $    1,201
   State....................................         482               504               509
Deferred
   Federal..................................        (249)              (41)              (51)
   State....................................         (73)             (249)              (37)
                                                ---------         --------          --------
     Total..................................  $    1,522        $    1,104        $    1,622
                                                ========          ========          ========

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     A reconciliation between the provision for income taxes and the amount computed by multiplying income before income taxes by the statutory Federal income tax rate of 34% is as follows:

                                                                            Year Ended December 31,
                                                                     ------------------------------------
                                                                     1997            1996            1995
                                                                     ----            ----            ----
                                                                                (In thousands)
     Tax at statutory rate.....................................  $    1,293     $      957       $    1,354
     Increase (decrease) resulting from:
        Excise tax on termination of pension plan..............          --             31               --
        Non-taxable interest income............................         (90)           (19)             (14)
        State income taxes, net of federal income tax benefit..         270            168              312
        Dividend received deduction............................         (20)           (24)             (20)
        Other net..............................................          69             (9)             (10)
                                                                   --------       --------         --------
                                                                 $    1,522     $    1,104       $    1,622
                                                                  =========       ========         ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                                                 Year Ended December 31,
                                                                         --------------------------------------
                                                                         1997             1996             1995
                                                                         ----             ----             ----
                                                                                     (In thousands)
       Deferred tax assets:
          Net unrealized loss on securities available for sale...     $      411      $    3,111         $       84
          Deferred compensation..................................            129             121                 84
          Allowance for loan losses..............................          1,123             784                664
          Post-retirement benefits...............................            761             723                687
          Deferred loan fees.....................................             --               2                175
          Goodwill amortization..................................          1,078             586                 95
          Non-accrual interest...................................            125             165                 55
                                                                        --------        --------           --------
              Total gross deferred tax assets....................     $    3,627      $    5,492         $    1,844
                                                                        --------        --------           --------

       Deferred tax liabilities:
          Premises and equipment, primarily due to differences in
              depreciation.......................................     $      980      $      782         $      631
          Tax bad debt reserves over base year amount............            102              86                126
          Deferred loan                                                      284              --                 --
              fees...................................................
          Prepaid pension........................................             --              --                158
                                                                        --------        --------           --------
              Total gross deferred tax liabilities...............          1,366             868                915
                                                                        --------        --------           --------
              Net deferred tax asset.............................     $    2,261      $    4,624         $      929
                                                                        ========        ========           ========

     Under tax law that existed prior to 1996, the Bank was generally allowed a special bad debt deduction in determining income for tax purposes. The deduction was based on either a specified experience formula or a percentage-of-taxable-income before such deduction. The experience method was used in preparing the income tax returns for 1995. Federal legislation was enacted in August of 1996, which repealed for tax purposes the percentage-of-taxable-income bad debt reserve method. As a result, the Bank must instead use the direct charge-off method to compute its bad debt deduction. The Federal legislation also requires the Bank to recapture its post-1987 net additions to its tax bad debt reserves. The Bank has previously provided for this liability in the financial statements. New York State enacted legislation in July of 1996, which redesignated the Bank's State bad debt reserves at December 31, 1995 as the base-year amount and also provide for future additions to the base-year reserve using the percentage-of-taxable income method.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Retained earnings at December 31, 1997 includes approximately $6.0 million for which no provision for income tax has been made. This amount represents an allocation of income to bad debt deductions for tax purposes only. Events that would result in taxation of these reserves include failure to qualify as a bank for tax purposes, distributions in complete or partial liquidation, stock redemptions and excess distributions to shareholders. At December 31, 1997, the Bank had an unrecognized tax liability of $2.0 million with respect to this reserve.

     Management has determined that it is more likely than not that it will realize the deferred tax assets based upon the nature and timing of the items listed above. There can be no assurances, however, that there will be no significant differences in the future between taxable income and pre-tax book income if circumstances change. In order to fully realize the net deferred tax asset, the Bank will need to generate future taxable income. Management has projected that the Bank will generate sufficient taxable income to utilize the net deferred tax asset. However, there can be no assurance as to such levels of taxable income generated.

(12) STOCKHOLDERS' EQUITY

General

     Pursuant to regulations set forth by the New York State Banking Department, upon conversion from a New York State chartered mutual savings bank to a New York State Stock form savings bank in 1992, the Bank established a liquidation account in the amount of $28.1 million, its total net worth at March 31, 1992, in order to grant a priority to eligible account holders (as defined) who continue to maintain eligible deposits at the Bank. The balance of the liquidation account is reduced annually to the extent that eligible account holders reduce their eligible deposits; however, subsequent increases in eligible deposits do not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank (and only in such event), each eligible account holder would be entitled to receive a distribution from the liquidation account, after payment of all creditor's claims, in an amount proportionate to the current adjusted eligible deposit balance. Such distributions would be made prior to any payments to holders of common stock. The balance of the liquidation account was $5.8 million at December 31, 1997.

Preferred Stock

     In connection with the Offering, the Company sold 600,000 shares of its 8.75% Cumulative Convertible Preferred Stock Series A at $21.60 per share.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The Series A Preferred Stock is not redeemable prior to January 10, 1999. The Series A Preferred Stock will be redeemable, at the option of the Company, in whole or in part, at any time on or after January 10, 1999, at the following per share prices (expressed as a percentage of the liquidation preference per share of Series A Preferred Stock) during the 12-month period beginning January 10, in each of the following years:

                                             Redemption
         Year                                   Price
         ----                                ----------
         1999..................................106.12%
         2000..................................105.250
         2001..................................104.375
         2002..................................103.500
         2003..................................102.625
         2004..................................101.750
         2005..................................100.875
         2006 and thereafter...................100.000

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders under applicable law, before any payment or distribution of assets is made to holders of Common Stock or any other class or series of stock ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions in the amount of $21.60 per share plus accrued and unpaid dividends (whether or not earned or declared) to the date fixed for such liquidation, dissolution or winding up. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the Series A Preferred Stock, are not paid in full, the holders of the series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation to which they are entitled, the holders shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

Capital Requirements

     The OTS regulations require savings associates to meet three minimum capital standards: a tangible capital ratio requirement of 1.5% of total assets as adjusted under the OTS regulations, a leverage ratio requirement of 3.0% of core capital to such adjusted total assets and a risk-based capital ratio requirement of 8.0% of core and supplementary capital to total risk-based assets. The 3.0% core capital requirement has been effectively superseded by the OTS' prompt corrective action regulations, which impose a 4.0% core capital requirement for treatment as an "adequately capitalized" thrift and a 5.0% core capital requirement for treatment as a "well capitalized" thrift. In determining the amount of risk-weighted assets for purposes of the risk-based capital requirement, a savings association must compute its risk-based assets by multiplying its assets and certain off-balance sheet items by risk-weights, which range from 0% for cash and obligations issued by the United States Government or its agencies to 100% for consumer and commercial loans, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of assets.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The following table sets forth the capital position of the Bank as calculated at December 31, 1997 and 1996:

                                                                                       December 31, 1997
                                                               --------------------------------------------------------------------
                                                                    Tangible                  Core                  Risk-Based
                                                               -------------------      -------------------      ------------------
                                                               Amount      Percent      Amount      Percent      Amount     Percent
                                                               -------     -------      -------     -------      -------    -------
                                                                                          (In thousands)
Capital as calculated under GAAP ........................      $73,907      10.04%      $73,907      10.04%      $73,907      19.70%
Deduct servicing rights .................................           17         --            17         --            17         --
Deduct equity investments ...............................           --         --            --         --           125       0.03
Deduct goodwill .........................................       29,173       3.96        29,173       3.96        29,173       7.78
Add qualifying general loan loss allowance,
   as limited by regulation .............................           --         --            --         --         2,806       0.75
Add net unrealized loss on securities
   available for sale, net of taxes .....................          597       0.08           597       0.08           597       0.16
                                                               -------      -----       -------      -----       -------      -----
Capital, as calculated ..................................       45,314       6.15        45,314       6.15        47,995      12.79
Capital, as required ....................................       11,046       1.50        31,501       4.00        30,015       8.00
                                                               -------      -----       -------      -----       -------      -----
Excess ..................................................      $34,268       4.65%      $13,813       2.15%      $17,980       4.79%
                                                               =======      =====       =======      =====       =======      =====


                                                                                       December 31, 1997
                                                               --------------------------------------------------------------------
                                                                    Tangible                  Core                  Risk-Based
                                                               -------------------      -------------------      ------------------
                                                               Amount      Percent      Amount      Percent      Amount     Percent
                                                               -------     -------      -------     -------      -------    -------
                                                                                      (Dollars in thousands)
Capital as calculated under GAAP ........................      $70,944        9.0%      $70,944      10.04%      $73,907      19.70%
Deduct goodwill .........................................       32,835        4.2        32,835       3.96        29,173       7.78
Add qualifying general loan loss allowance,
   as limited by regulation .............................           --         --            --         --         2,806       0.75
Add net unrealized loss on securities
   available for sale, net of taxes .....................        4,677        0.6         4,677       0.08           597       0.16
                                                               -------      -----       -------      -----       -------      -----
Capital, as calculated ..................................       42,786        5.4        42,786       6.15        47,995      12.79
Capital, as required ....................................       11,813        1.5        31,501       4.00        30,015       8.00
                                                               -------      -----       -------      -----       -------      -----
Excess ..................................................      $30,973        3.9%      $11,285       2.15%      $17,980       4.79%
                                                               =======      =====       =======      =====       =======      =====

Dividend Restrictions

     Delaware law stipulates that the Company may only pay dividends from its capital surplus or, if no surplus exists, from its net profits for the current and preceding year.

         The Bank's ability to pay dividends to the Company is also subject to various restrictions. At least 30 days' written notice must be given to the OTS of a proposed capital distribution by a savings association, and capital distributions in excess of specified earnings or by certain institutions are subject to approval by the OTS. An association that has capital in excess of all fully phased-in regulatory capital requirements before and after a proposed capital distribution and that is not otherwise restricted in making capital distributions, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In addition, the OTS can prohibit a proposed capital distribution, otherwise permissible under the regulation, if the OTS has determined that the association is in need of more than normal supervision or if it determines that a proposed distribution by an association would constitute an unsafe or unsound practice. Furthermore, under the OTS prompt corrective action regulations, the Bank would be prohibited from making any capital distribution if, after the distribution, the Bank failed to meet its minimum capital requirements, as described above.

(13) EMPLOYEE BENEFITS

Retirement Plan

     Prior to August 31, 1995, the Bank maintained a defined benefit pension plan which covered substantially all employees of the Bank who met certain age and length of service requirements.

     The Bank terminated the defined benefit plan as of August 31, 1995. Settlement of the Plan liabilities occurred in July 1996, resulting in a pre-tax gain of $32,000.

     The defined benefit plan allowed participants, upon retirement, to elect to receive either monthly benefit payments or a lump sum distribution. The plan was amended effective January 1, 1994 to eliminate the lump sum distribution option on a prospective basis. Thus, all vested benefits up to January 1, 1994 were grandfathered and therefore eligible for lump sum distribution. In connection with the termination of the plan, a lump sum distribution option was re-instituted for distributions to active employees. A group annuity contract was purchased to provide benefits for current retirees and active employees who elected to receive deferred monthly payments commencing at or after retirement.

401(k) Savings Plan

     The Bank also sponsors a 401(k) incentive savings plan (a defined contribution plan) that is offered to substantially all employees. The Bank began making discretionary contributions to the Plan on September 1, 1995, concurrent with the termination of the Bank's defined benefit plan. Salaries and employee benefits expense includes incentive savings plan expenses of $180,000, $101,000 and $92,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

Employee Stock Ownership Plan

     The Company also maintains an Employee Stock Ownership Plan (the "ESOP") which the Bank has also adopted for substantially all its employees. The ESOP purchased 182,160 shares of the Company's common stock in the Conversion at a cost of $1,821,600 using the proceeds of a loan provided by an unrelated financial institution. The terms of the loan called for level principal payments in 28 quarterly installments commencing September 30, 1992 with interest at a variable rate equal to the prime rate. Loan payments were funded principally from the Bank's contributions to the ESOP on behalf of its eligible employees, which are charged to expense as incurred. Contributions for the years ended December 31, 1997, 1996 and 1995 amounted to approximately $250,000, $310,000 and $343,000, respectively.

     In September 1997, the Company refinanced the ESOP loan with the Bank. At the time of the refinancing, the principal balance was approximately $270,000. The loan calls for three equal annual payments commencing on December 31, 1997 with interest at a variable rate equal to the prime rate.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Shares purchased by the ESOP are held in a suspense account for allocation to individual participant accounts as the loan is repaid. Shares are allocated annually based on the relative compensation of the participants. The cost of the unallocated shares held in the suspense account is reflected as a reduction of stockholders' equity.

Bank Recognition and Retention Plans

     The Company established the Bank Recognition and Retention Plans and Trusts ("BRPs") as a method of providing officers and directors of the Bank with a proprietary interest in the Company. The BRPs are designed to encourage the participants to remain with the Bank. The BRPs purchased a total of 4% or 73,600 of the shares issued in the Offering which were awarded to the BRP participants. During fiscal 1992, the BRPs acquired 63,882 shares with contributions from the Bank of $736,000. The remaining 9,778 shares were acquired by the BRP in October 1992, at a cost of $112,000. Awards to plan participants vest at a rate of 20% per year commencing one year from the date of the award. As awards vest, the Bank will recognize an employee benefit expense in an amount equal to the cost basis of the stock. The expense recognized for vested benefits amounted to $130,000, $131,000 and $129,000 for the years ended December 31, 1997, 1996 and
1995, respectively. All awards granted under the BRPs to date have become fully vested.

Stock Option Plans

     The Company's Incentive Stock Option Plan ("Employees' Plan") and the Stock Option Plan for Outside Directors ("Directors' Plan") provide for the granting of options to officers and directors of the Company. Under the terms of the Plans, options may be granted at not less than fair market value on the date of the grant.

     The Employees' Plan authorizes the grant of stock options and limited rights with respect to 128,800 shares of common stock of the Company, equal to 7% of the shares of common stock issued in the Conversion. Options under the Employees' Plan are exercisable on a cumulative basis in equal installments at a rate of 20% per year commencing one year from date of the grant, except that in the event of termination of employment other than as a result of death, disability, retirement, or a change in control of the Company or the Bank, options not previously exercisable will automatically expire. As of December 31, 1997, 1996 and 1995, options for the purchase of 32,755 shares, 34,755 shares and 38,755 shares, respectively, were outstanding under this Plan. At December 31, 1997, all 32,755 options outstanding under the Plan were exercisable. Options were exercised during 1997 for the purchase of 2,000 shares. No options were granted in 1997, 1996 and 1995. Upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock underlying the option. In the event of death, disability or normal retirement, the Company, if requested by the employee, may elect, in exchange for the option, to pay the employee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the employee's termination of employment. These Rights will not be triggered by the Merger Agreement.

         Under the Directors' Plan, eligible outside directors were granted, concurrent with the Conversion, non-statutory options to purchase an aggregate amount of common stock of the Company equal to 3% or 55,200 of the shares of the common stock issued in the Conversion. Options for an additional 6,750 shares have been reserved for grants to subsequent outside directors. Each director received a fixed award of options, plus a number of options based upon the director's length of service. Options vest one year after the date of grant, except that in the event of death, retirement, disability or a change in control of the Bank or the Company, all options will vest immediately. The exercise price per share of each option is equal to the fair market value of the shares of common stock on the date the option was granted. All options granted under the directors' Plan expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a Director. 8,212 options were exercised during 1997 and at December 31, 1997, options for the purchase of 41,083 shares were outstanding and fully exercisable.

Other Post-Retirement Benefits

     In addition to pension benefits, the Company provides certain health care and life insurance benefits for retired employees, directors and their spouses. A Medicare supplement is provided through the American Association of Retired Persons for retirees who have completed 10 years of service. Retirees with 10 to 19 years of service contribute 50% of the premiums and retirees with 20 or more years of service contribute 20% of the premium costs. The health care plan provides for a $250 deductible per individual with 70% co-insurance up to $1,750 and 100% thereafter. Life insurance is provided at 90% of the amount of insurance in force at retirement and is reduced 10% a year for four years. Thereafter, life insurance is provided at 50% of the insurance in force at retirement. Dental benefits are also provided on a procedure-specific basis.

     The following is a reconciliation of the funded status of the plan:

                                                         Year Ended December 31,
                                                         ----------------------
                                                            1997        1996
                                                         ---------   ----------
                                                             (in thousands)
Accumulated post-retirement benefit obligation
   Retirees .........................................      $  334      $  407
   Active employees fully eligible for benefits .....          84          --
   Other active employees ...........................         630         676
                                                           ------      ------
       Total ........................................       1,048       1,083
   Unrecognized gain ................................         669         543
   Unrecognized past service liability ..............         166         182
                                                           ------      ------
   Accrued post-retirement benefits .................      $1,883      $1,808
                                                           ======      ======


     The components of net periodic post-retirement benefit cost are as follows:

                                                     Year Ended December 31,
                                                  -----------------------------
                                                   1997        1996        1995
                                                  -----       -----       -----
                                                         (in thousands)
Service cost ...............................      $  88       $  90       $  63
Interest cost ..............................         64          80         127
Unrecognized gain ..........................        (41)        (23)        (16)
Unrecognized past service liability ........        (16)        (16)         --
                                                  -----       -----       -----
    Total ..................................      $  95       $ 131       $ 174
                                                  =====       =====       =====

     A discount rate of 7.25%, an annual rate of salary increases of 5.0% and a 7.0% increase in the assumed health care costs reducing linearly to 5.0% in 2002 were used to determine the Accumulated Post-Retirement Benefit Obligation ("APBO") at December 31, 1997. At December 31, 1996, a discount rate of 7.75%, an annual rate of salary increases of 5.5% and a 10.0% increase in the assumed health care costs reducing linearly to 5.5% in the year 2005 were used to determine the APBO. The effect of a one-percentage point increase in the assumed health care cost trend rates for each future year would be an increase in net periodic post-retirement benefits cost of $27,600 and an increase of $165,000 in the APBO.

     Compensation and benefits expense includes insurance premiums for retiree health care and life insurance benefits, and similar benefits for active employees of $615,000, $516,000 and $423,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Outside Directors' Retirement Plan.

     The Retirement Plan for Board Members of MSB Bancorp, Inc. ("Directors' Retirement Plan") was adopted as of October 21, 1994 and was subsequently amended effective as of October 31, 1997. The purpose of the Directors' Retirement Plan is to provide retirement benefits to outside directors of the Company and the Bank.

     The Directors' Retirement Plan, as amended effective as of October 31, 1997, provides for a normal retirement benefit to be paid to each director who retires after attaining age 65 and completing at least 10 years of "creditable service" and who agrees to provide consulting services to the Company following retirement. "Creditable service" is defined generally in the Directors' Retirement Plan, as amended, to mean service on the Company's Board of Directors, or on the Board of Directors (or board of trustees) of the Bank, including any service completed while the director was a salaried officer or employee of the Bank. The annual normal retirement benefit payable to a director upon retirement at age 65 under the Directors' Retirement Plan is calculated based on the annual retainer being paid to the director for service on the Board of Directors of the Bank or the Company (whichever is greater in the case of a member of both Boards), as in effect in the month in which the director ceases to be a member of such Board. Pursuant to the Retirement Plan, as amended, "annual retainer" means the sum of the (i) annual retainer; (ii) aggregate committee meeting fees; and (iii) property inspection fees, if any, paid to the Board member for the relevant period. The Directors' Retirement Plan also provides for the payment of a vested retirement benefit which may also commence after a director attains age 50 but prior to attainment of age 65. If a vested early retirement benefit is elected, the Directors' Retirement Plan provides for the amount of the benefit otherwise payable to be reduced by 0.5% for each month the benefit commencement date precedes the date on which the director would have attained age 65.

     In the event of a "change of control" of the Company, as defined in the Plan, each director would receive a benefit based upon credit for three additional years of age and service. Additionally, upon a change of control, the Directors' Retirement Plan permits each director to elect a lump sum payment of his or her benefit under the plan and for such benefit to be subject to an early retirement reduction factor of 0.25% rather than 0.5% per month. In the event a director's service terminates within the period beginning three months prior to, and ending three years after, a change of control, the director would not be required to provide consulting services in order to receive retirement benefits.

     The Directors' Retirement Plan was terminated effective as of December 31, 1997 and all benefits payable to participating directors (including accelerated benefits payable as a result of the Merger) were accrued and determinable as of the Plan's termination date. Effective upon the termination of the Directors'
Retirement Plan, the Company accrued a $2.8 million expense for the benefits that became vested for participating directors as a result of the Plan's termination.

(14) COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Company has various outstanding commitments and contingent liabilities that have not been reflected in the consolidated financial statements.

     The principal commitments and contingent liabilities of the Company are discussed in the sections that follow.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Lease Commitments

     The future minimum lease payments under operating leases at December 31, 1997 are as follows:

   Year Ending December 31,                                  Amount
   ------------------------                                  ------
                                                        (In thousands)
           1998 ................................            $ 225
           1999 ................................              221
           2000 ................................              220
           2001 ................................              222
           2002 ................................              191
           2003 and thereafter..................             1,163
                                                            ------
               Total minimum lease payments ....            $2,242
                                                            ======

Loan Commitments and Lines of Credit

     At December 31, 1997 and 1996, the Company's commitments to originate loans, including unused lines of credit, were as follows:

                                                          1997             1996
                                                        -------          -------
                                                             (In thousands)
Real estate loans ............................          $61,936          $36,833
Other loans ..................................            5,396            5,292
Stand-by letters of credit ...................              829              102
                                                        -------          -------
   Total commitments .........................          $68,161          $42,227
                                                        =======          =======

     Commitments  to  extend  credit  are  contractual  agreements  to  lend  to customers within specified time periods at interest rates and on other terms based on existing market conditions. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee by the customer. The Company's outstanding loan commitments and lines of credit do not necessarily represent future cash requirements since certain of these instruments may expire without being funded and others may not be fully drawn upon. The credit risk associated with loan commitments and lines of credit is essentially the same as for outstanding loans reported in the balance sheet. Commitments and lines of credit are subject to the same credit approval process, including case-by-case evaluation of the customer's creditworthiness and related collateral requirements. Substantially all of these commitments have been entered into with customers within the Bank's lending region as described in
Note 5. Loan commitments include extensions of credit with adjustable rates of $60,513,000 and $35,422,000 at December 31, 1997 and 1996, respectively, and extension of credit with fixed rates of $7,648,000 and $6,805,000 at December 31, 1997 and 1996, respectively.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Legal Proceedings

     Except as described below, the Company is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such routine legal proceedings in the aggregate are believed by management to be immaterial to the Company's financial condition and results of operations.

     The Company and its directors are defendants in a lawsuit, Kahn Brothers & Co., Inc. Profit Plan and Trust et al. v. MSB Bancorp, Inc. et al., commenced by stockholders in the Delaware Court of Chancery, New Castle County, on November 22, 1995. (The Company and its directors were defendants in a lawsuit, Pohli v. MSB Bancorp, Inc. et al., commenced by a stockholder in the Delaware Court of Chancery, New Castle County, on November 7, 1995. This action was consolidated with the Kahn litigation, and the Kahn amended complaint is now the operative pleading.) The plaintiffs, who own in excess of 5% of the outstanding shares of the Common Stock and purport to represent a class consisting of all stockholders except the stockholder defendants, allege that the defendant directors breached their duty of care by failing to become fully informed about the expression of interest of HUBCO, Inc. ("HUBCO"); breached their duty of disclosure to stockholders by not notifying the public or the Company's stockholders of HUBCO's expression of interest; and breached their duty of good faith and fair representation by, among other things, not investigating whether the Acquisition constituted a reasonable alternative for building stockholder value. The plaintiffs further allege that the Company's offering of Common Stock in connection with the Acquisition (the "Common Stock Offering") was not intended to enhance stockholder value, but rather was for the purpose of diluting the ownership and voting strength of existing stockholders and further entrenching existing management and the Board. The plaintiffs sought to enjoin the Common Stock Offering and are also seeking damages equal to the difference between the market price of the Common Stock on September 7, 1995, and $35 (approximately $14,989,000 in the aggregate) or, in the alternative, the difference between the market price of the Common Stock on October 26, 1995, and $25 (approximately $7,394,000 in the aggregate), including interest and attorneys' and other professional fees. In connection with this action, plaintiffs filed a motion seeking expedited discovery and scheduling. On December 6, 1995, in response to the plaintiffs' motion for expedited proceedings, which was treated by the Court as an application for a temporary restraining order with respect to the Common Stock Offering, the Court denied the plaintiffs' application for such order. On December 12, 1995, the court denied the plaintiffs' motion for re-argument. On December 18, 1995, the Company filed an answer denying all of the substantive allegations in the complaint and seeking, among other things, an order dismissing the complaint with prejudice. Plaintiffs amended their complaint to include allegations relating to an unsolicited merger proposal received by the Company from the First Empire State Corporation ("First Empire") on December 28, 1995. Specifically, the amended complaint alleges, among other things, that the Company's Board of Directors, in breach of its duties of care, loyalty and disclosure, relied on the advice of Bear, Stearns & Co., Inc. ("Bear Stearns"), the Company's financial advisor and underwriter for the Offering, knowing that Bear Stearns could not render independent financial advice regarding the First Empire proposal. The plaintiffs are seeking alternative damages based on these allegations in an amount equal to the difference between the market price of the Common Stock on December 28, 1995 and $26 (approximately $11,560,000 in the aggregate). The Company filed its amended answer on February 1, 1996 denying all of the substantive allegations in the amended complaint and seeking, among other things, an order dismissing the amended complaint with prejudice. The parties have engaged in substantial written discovery, and plaintiffs have deposed all of the directors and certain representatives of Bear Stearns. The Company has deposed plaintiffs' representative, Mr. Thomas Kahn. Discovery has been completed. On October 10, 1997, all the defendants served and filed with the Court a motion for summary judgment which seeks the dismissal of all the allegations in plaintiffs' amended complaint. As of January 16, 1998, defendants' motion for summary judgment was fully briefed and submitted to the Court. The Company has requested oral argument on the motion. In the meantime, the Company intends to continue to vigorously contest the allegations of wrongdoing in this action.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     While the Company believes that it has meritorious defenses in these legal actions and is vigorously defending these suits, the legal responsibility and financial impact with respect to these litigation matters cannot presently be ascertained and, accordingly, there is risk that the final resolution of these matters could result in the payment of monetary damages which would be material in relation to the consolidated financial condition or results of operations of the Company. The Company does not believe that the likelihood of such a result is probable and has not established any specific litigation reserves with respect to such matters.

(15) CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

     The following condensed balance sheets at December 31, 1997 and 1996 and condensed statements of income and cash flows for the years ended December 31, 1997, 1996 and 1995 for MSB Bancorp, Inc. should be read in conjunction with the consolidated financial statements of the Company and the notes thereto.

                                                         December 31,
                                                -----------------------------
BALANCE SHEET                                     1997                 1996
                                                --------             --------
                                                          (In thousands)
ASSETS
   Cash and cash equivalents................    $    215             $     58
   Federal funds............................          --                  400
   Securities available for sale............         100                   25
   Equity in net assets of subsidiary.......      74,133               70,825
   Other assets.............................       1,554                  783
                                                --------             --------
                                                $ 76,002             $ 72,091
                                                ========             ========
LIABILITIES
   Dividends payable........................    $    710             $    708
   Accrued expenses.........................         334                  161
   ESOP obligation..........................         182                  432
                                                --------             --------
         Total liabilities..................    $  1,226             $  1,301
                                                --------             --------

STOCKHOLDERS' EQUITY
   Preferred Stock..........................    $      6             $      6
   Common Stock.............................          30                   30
   Additional paid-in capital...............      48,069               48,163
   Retained Earnings........................      31,458               32,009
   Treasury stock, at cost..................      (3,941)              (4,137)
   Unallocated ESOP stock...................        (182)                (432)
   Unallocated BRP stock....................         (42)                (172)
   Net unrealized loss on securities
     available for sale.....................        (622)              (4,677)
                                                --------             --------
         Total stockholders' equity.........    $ 74,776             $ 70,790
                                                --------             --------
                                                $ 76,002             $ 72,091
                                                ========             ========

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


STATEMENTS OF INCOME

                                                                                                       Year Ended
                                                                                                       December 31
                                                                                       --------------------------------------------
                                                                                         1997              1996              1995
                                                                                       --------          --------          --------
                                                                                                      (In thousands)
Interest income ..............................................................         $     15          $     22          $    120
Dividends from subsidiary ....................................................            3,560               953               750
                                                                                       --------          --------          --------
Total income .................................................................            3,575               975               870
Expenses .....................................................................              190               340               380
                                                                                       --------          --------          --------
Income  before  income  taxes  and  equity  in
   undistributed earnings of subsidiary ......................................            3,385               635               490
Income tax expense (benefit) .................................................              (52)              (91)             (115)
                                                                                       --------          --------          --------
Income before equity in undistributed earnings of subsidiary .................            3,437               726               605
Equity in undistributed  (excess  distributions of) earnings of
subsidiary ...................................................................           (1,156)              985             1,756
                                                                                       --------          --------          --------
   Net income ................................................................         $  2,281          $  1,711          $  2,361
                                                                                       ========          ========          ========


STATEMENTS OF CASH FLOWS

                                                                                                       Year Ended
                                                                                                       December 31
                                                                                       --------------------------------------------
                                                                                         1997              1996              1995
                                                                                       --------          --------          --------
                                                                                                      (In thousands)
Cash Flows From Operating Activities
Net Income ...................................................................         $  2,281          $  1,711          $  2,361
Adjustments to reconcile net income to net cash provided
    by operating activities:
    Equity in earnings of subsidiary not providing funds .....................            1,156              (985)           (1,756)
    (Increase) decrease in other assets ......................................           (1,086)              (25)              187
    Increase (decrease) in accrued expenses ..................................              173               138               (65)
    Other ....................................................................               45               (13)               57
                                                                                       --------          --------          --------
    Net cash (used in) provided by operating activities ......................         $  2,569          $    826          $    784
                                                                                       --------          --------          --------

Cash Flows From Investing Activities
Purchase of securities .......................................................         $    (75)         $    (25)         $     --
Maturities of investment securities ..........................................               --                --             2,000
                                                                                       --------          --------          --------
Net cash (used in) provided by investing activities ..........................         $    (75)         $    (25)         $  2,000
                                                                                       --------          --------          --------

Cash Flows From Financing Activities
Proceeds from the sale of stock ..............................................         $     --          $ 32,013          $     --
Infusion of capital to subsidiaries ..........................................               --           (33,513)               --
Proceeds from the exercise of stock  dividends ...............................              102                40               212
Purchase of treasury stock ...................................................               --                --            (2,038)
Payment of common and preferred stock dividends ..............................           (2,839)           (2,387)             (979)
                                                                                       --------          --------          --------
Net cash provided by financing activities ....................................         $ (2,737)         $ (3,847)         $ (2,805)
                                                                                       --------          --------          --------
Net decrease in cash and cash equivalents ....................................         $   (243)         $ (3,046)         $    (21)
Cash and cash equivalents at beginning of year ...............................              458             3,504             3,525
                                                                                       --------          --------          --------
Cash and cash equivalents at end of year .....................................         $    215          $    458          $  3,504
                                                                                       ========          ========          ========

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(16) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. Whenever possible, quoted market prices are used to estimate the fair value of a financial instrument. An active market does not exist, however, for many financial instruments. As a result, fair value estimates are made, as of a specific date, based on judgments regarding future expected cash flows, current economic conditions, risk factors and other characteristics of the financial instrument. These estimates are subjective in nature and involve uncertainties. Changes in these judgments often have a material impact on the fair value estimates. In addition, since these estimates are made as of a specific date, they are susceptible to material changes in the near future. The information presented is based on pertinent information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors, other than changes in interest rates, that would significantly affect the estimated fair values, the current estimated value of these instruments may have changed significantly since that point in time. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments.

Investments and Mortgage-Backed Securities

     The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not present unanticipated credit concern. The fair value of longer-term investments and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

Loans

     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing categories.

     The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Bank's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in servicing and credit costs.

     Fair value for significant non-performing loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

Deposit Liabilities

     Under SFAS No. 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts and money market and checking accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The following is a summary of the carrying values and estimated fair values of the Company's financial instruments at the dates indicated:

                                                                                 December 31, 1997              December 31, 1996
                                                                             ------------------------        -----------------------
                                                                             Carrying      Estimated         Carrying     Estimated
                                                                              Amount       Fair Value         Amount      Fair Value
                                                                             --------      ----------        --------     ----------
                                                                                                 (In thousands)
Financial Assets:
   Cash and due from banks .........................................        $ 16,834          16,834        $ 16,375       $ 16,375
   Federal funds sold ..............................................          21,065          21,065          32,590         32,590
   Securities available for sale ...................................          54,082          54,082          50,685         50,685
   Mortgage-backed securities available for sale ...................         225,680         225,680         323,428        323,428
   Loans, net ......................................................         391,429         394,592         338,491        340,479
   Accrued interest receivable .....................................           5,049           5,049           5,552          5,552
Financial Liabilities:
   Non-interest bearing demand .....................................          51,961          51,961          47,441         47,441
   Savings and NOW .................................................         238,969         238,969         232,944        232,944
   Money market ....................................................          52,594          52,594          52,004         52,004
   Time deposits ...................................................         329,908         331,520         403,772        406,160

(17) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                           First          Second           Third          Fourth
Year Ended December 31, 1997                                              Quarter         Quarter         Quarter         Quarter
- ----------------------------                                              --------        --------        --------        --------
                                                                                              (In thousands)
Quarterly Operating Data
   Interest income .................................................      $ 13,526        $ 13,697        $ 13,118        $ 12,823
   Interest expense ................................................         7,446           7,469           7,007           6,758
                                                                          --------        --------        --------        --------
   Net interest income .............................................         6,080           6,228           6,111           6,065
   Provision for loan losses .......................................           300             275             275             715
   Realized gains (losses) on securities ...........................            15              15              36             155
   Other non-interest income .......................................           942           1,068           1,249           1,258
   Termination of Retirement Plan for Directors ....................            --              --              --           2,800
   Non-interest expense ............................................         5,178           5,220           5,081           5,575
                                                                          --------        --------        --------        --------
   Income before income taxes ......................................         1,559           1,816           2,040          (1,612)
   Income tax expense ..............................................           602             731             810            (621)
                                                                          --------        --------        --------        --------
   Net income (loss) ...............................................      $    957        $  1,085        $  1,230        $   (991)
                                                                          ========        ========        ========        ========
   Basic earnings (loss) per share .................................      $   0.24        $   0.28        $   0.33        $  (0.45)
                                                                          ========        ========        ========        ========
   Diluted earnings (loss) per share ...............................      $   0.24        $   0.28        $   0.33        $  (0.45)
                                                                          ========        ========        ========        ========

                       MSB Bancorp, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           First          Second           Third          Fourth
Year Ended December 31, 1996                                              Quarter         Quarter         Quarter         Quarter
- ----------------------------                                              --------        --------        --------        --------
                                                                                              (In thousands)
Quarterly Operating Data
   Interest income .................................................      $ 13,125        $ 13,740        $ 13,853        $ 13,632
   Interest expense ................................................         7,576           7,680           7,785           7,752
                                                                          --------        --------        --------        --------
   Net interest income .............................................         5,549           6,060           6,068           5,880
   Provision for loan losses .......................................           250             320             400             430
   Realized gains (losses) on securities ...........................            (1)             18             (48)             35
   Other non-interest income .......................................           864           1,022           1,012           1,125
   SAIF assessment .................................................            --              --           2,925              --
   Non-interest expense ............................................         5,139           5,211           5,213           4,881
                                                                          --------        --------        --------        --------
   Income before income taxes ......................................         1,023           1,569          (1,506)          1,729
   Income tax expense ..............................................           435             653            (648)            664
                                                                          --------        --------        --------        --------
   Net income (loss) ...............................................      $    588        $    916        $   (858)       $  1,065
                                                                          ========        ========        ========        ========
   Basic earnings (loss) per share .................................      $   0.13        $   0.23        $  (0.41)       $   0.28
                                                                          ========        ========        ========        ========
   Diluted earnings (loss) per share ...............................      $   0.12        $   0.22        $  (0.41)       $   0.27
                                                                          ========        ========        ========        ========

(18) SAVINGS ASSOCIATION INSURANCE FUND (SAIF) ASSESSMENT

     On September 30, 1996, the President signed into law the Deposit Insurance Funds Act of 1996 (the "Funds Act") which, among other things, imposed a special one-time assessment on FDIC-insured institutions with SAIF-assessable deposits, such as the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of 65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996. The special assessment was recognized as an expense in the third quarter of 1996 and is tax deductible. The Bank incurred a pre-tax charge of $2.9 million as a result of the FDIC special assessment.

     The Funds Act also spreads the obligations for payment of the Financing Corporation ("FICO") bonds across all SAIF and BIF members. Beginning January 1, 1997, BIF deposits will be assessed for FICO payments at a rate of 20% of the rate assessed on SAIF deposits. The annual rate of assessments for the payments on the FICO bonds for the semi-annual period beginning on January 1, 1997 was 0.0130% for BIF-assessable deposits and 0.0648% for SAIF-assessable deposits. For the semi-annual period beginning on July 1, 1997, the rates of assessment for the FICO bonds was 0.0126% for BIF-assessable deposits and 0.0630% for SAIF-assessable deposits. The Funds Act provides that the full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged. The Funds Act also specifies that the BIF and SAIF will be merged on January 1, 1999 provided no savings associations remain as of that time. Proposed legislation agreed to in March 1998 by the House Committee on Banking and Financial Services and the House Committee on Commerce provides for the retention of the thrift charter and for the merger of the BIF and the SAIF on January 1, 2000.

     As a result of the recapitalization of the SAIF, the FDIC reduced the SAIF assessment rates to a range of 0 to 27 basis points effective January 1, 1997, a range comparable to that of BIF members. However, SAIF members will continue to make the higher FICO payments described above. Management cannot predict the level of FDIC insurance assessments on an on-going basis, whether the savings association charter will be eliminated, or whether the BIF and SAIF will eventually be merged.

         (b) The pro forma financial information statements required by this item will be filed by amendment prior to August 12, 1998

         (c) Exhibits:

         (1) Agreement and Plan of Merger dated as of December 15, 1997 among HUBCO, Inc., MSB Bancorp, Inc. and MSB Bank * (Exhibit
                  99.2 to the December 22, 1997 Form 8-K)

* This exhibit was previously filed as an exhibit to the registrant's Form 8-K filed with the Commission on December 22, 1997 and thus is not included in this filing.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                                     HUBCO, INC.


Dated: June   , 1998                        By: __________________________
                                                Kenneth T. Neilson
                                                Chairman, President and
                                                Chief Executive Officer